                                LEASE AGREEMENT

      THIS LEASE is made and entered into this 17th day of May, 1996, by and between NEW YORK-NEW YORK HOTEL, LLC, a Nevada limited liability company, herein referred to as "Landlord", and LAS VEGAS AMERICA CORP., a Nevada corporation, herein referred to as "Tenant".

                                 R E C I T A L S

      A. Landlord is the owner of that certain real property located in Las Vegas, Nevada upon which Landlord is constructing a hotel and casino which will be known as the New York-New York Hotel (the "Hotel"); and

      B. Tenant desires to lease an area within the Hotel for the operation of a 24 hour full service "America" restaurant (the "Restaurant").

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                    ARTICLE 1
                      DESCRIPTION AND LOCATION OF PREMISES

      1.1 Premises. Landlord, in reliance upon and in consideration of the representations, warranties, covenants and conditions herein contained on the part of Tenant, hereby lets and demises to Tenant, and Tenant hereby rents, hires and takes of and from Landlord for the term and upon the provisions, covenants and conditions herein set forth, that certain area (the "Premises") cross-hatched on Exhibit "A" attached hereto and incorporated herein by reference. The Premises consists of approximately 20,000 square feet.

      1.2 Relocation of Premises. Tenant acknowledges that Landlord shall have an absolute right from time to time to relocate the Premises within the Hotel at any time during the term hereof provided that the site to which the Premises is relocated shall be approximately the same size as the original Premises and shall be exposed to reasonably equivalent pedestrian traffic. Landlord shall notify Tenant of such relocation not less than sixty (60) days prior to the date thereof. Landlord shall reconstruct on the relocated Premises improvements substantially identical to those constructed by Tenant and Landlord in the Premises prior to the relocation. As of the latter of the date specified in Landlord's notice to Tenant or ten (10) days after Landlord has notified Tenant that it has completed the improvements to be constructed by Landlord on the relocated Premises, Tenant shall surrender the Premises originally demised to Tenant hereunder and move to the relocated Premises. All reasonable out-of-pocket costs incurred by Tenant in moving to the relocated Premises shall be reimbursed to Tenant by Landlord. The relocated Premises shall thereafter be deemed to be the Premises for all purposes of this Lease as if originally demised to Tenant hereunder. Tenant agrees


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that, promptly on demand, it shall execute an amendment to Exhibit A designating the location of the relocated Premises. If the relocated Premises are not ready for Tenant's occupancy for the operation of the Restaurant on the date on which the Premises originally demised must be surrendered to Landlord under this
Section 1.2, then all rent and other charges under this Lease shall be abated until the relocated Premises has been completed and are ready for Tenant's occupancy for the operation of the Restaurant. If any period referred to in the preceding sentence continues for more than twenty-one (21) days (the period which begins after the expiration of such twenty-one (21) days and which ends when the relocated Premises is completed and ready for Tenant's occupancy for the operation of the Restaurant is referred to herein as the "Extended Hiatus Period"), Landlord shall make the following payments to Tenant: (i) for all employees of the Restaurant actually paid by Tenant (and provided that all such employees are actually employed and fully compensated by Tenant during the twenty-one (21) days preceding the Extended Hiatus Period), Tenant's full, normal payroll expense for the Extended Hiatus Period (including, without limitation, payroll taxes, health and disability insurance, unemployment insurance contributions and pension and profit-sharing contributions), but less any compensation paid to any employees of the Restaurant as employees of another restaurant operated by an affiliate of Tenant; (ii) an amount equal to the Net Profit (as defined below) of the Restaurant for the Extended Hiatus Period. Such amounts shall be paid monthly to Tenant, on the first day of each calendar month, beginning with the month following the month in which the Extended Hiatus Period begins; each of such payments shall include all sums due hereunder in respect of the preceding month and shall be pro rated for any partial month. Tenant shall submit to Landlord each month a statement, in reasonable detail, showing the amounts then due to Tenant under this Section 1.2, and Landlord's payment shall be based on such statement (subject to Landlord's right to dispute such statement in good faith). As used in this Section 1.2: the term "Agreed Gross Receipts" shall mean, for each month during the Extended Hiatus Period, an amount equal to the average of the Gross Sales of the Restaurant for each of the three calendar months immediately preceding the month in which the Extended Hiatus Period begins; and the term "Net Profit" shall mean, for each such month, one-twelfth of the net profit of the Restaurant reported (in accordance with GAAP) on Tenant's books for the calendar year preceding the year in which the Extended Hiatus Period begins. Any payments due to Tenant under this Section 1.2 and unpaid at the end of the Extended Hiatus Period, may (without limiting Tenant's remedies) be deducted by Tenant from the installments of Base Rent and Percentage Rent thereafter coming due under this Lease.

      1.3 Modification of Premises. In connection with any remodeling of all or any portion of the Hotel, Landlord shall have the right to change the dimensions or reduce the size of the Premises. However, no such reduction may result in the size of the Premises being less than ninety percent (90%) of its original size or in the remaining portion of the Premises not being suitable for the conduct of Tenant's business hereunder, or in a material change in the nature or conduct of Tenant's operations in the Premises. In the event of any remodeling pursuant to this Section 1.3, Landlord shall repair any resulting damage to the Premises, and shall restore the Premises (including Tenant's interior design concept) so as to create an architecturally and functionally harmonious space. In connection with any such remodeling, Landlord may require Tenant to cease conducting


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business from the Premises for up to thirty (30) days. Rent shall be abated during any period that Landlord requires Tenant to cease conducting business.

                                    ARTICLE 2
                             IMPROVEMENT OF PREMISES

      2.1 Landlord's Work. Landlord shall, at its expense, construct the Premises shell in substantial accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporating in such construction all "Landlord's Work" set forth in the "Work Letter" attached hereto as Exhibit "B". Landlord represents and warrants to Tenant that Landlord's Work will be constructed in compliance with all applicable laws, including building codes, and will conform in all material respects to the building plans which have been made available to Tenant. Landlord's Work with respect to the Premises will substantially conform to Landlord's Building Plans, as described in Section 2.3.

      2.2 Tenant's Work. All work in the Premises not provided herein to be done by Landlord shall be performed by Tenant (hereinafter called "Tenant's Work"), including, but not limited to, all work designated as Tenant's Work in the Work Letter, and Tenant shall commence Tenant's Work as soon as reasonably practicable after Landlord has substantially completed Landlord's Work and delivered the Premises to Tenant, and shall do and perform at its expense all Tenant's Work diligently and promptly and in accordance with the terms of the Work Letter. Tenant covenants and agrees that it shall expend not less than the amount required for the construction of the Tenant's Work in accordance with plans approved by Landlord.

      2.3 Tenant's Obligations Before Commencement Date. Landlord has made available to Tenant and to Tenant's architect and space planning consultants, Landlord's plans and specifications for Landlord's Work ("Landlord's Building Plans"). Not later than thirty (30) days after receipt of Landlord's Building Plans, Tenant will deliver to Landlord Tenant's proposed plans and specifications for Tenant's Work in such detail as Landlord may reasonably require (a "Preliminary Submittal"). Within ten (10) business days after receipt of the Preliminary Submittal, Landlord shall notify Tenant of any nonconformity's with the Work Letter, Landlord's Plans or any other failure to meet with Landlord's approval, to the extent the same is required by an express provision of this Lease. Tenant shall, within fifteen (15) days after receipt of any such notice, submit "Final Construction Documents" based upon the Preliminary Submittal and incorporating Landlord's comments thereto. Landlord shall notify Tenant of its approval or disapproval of the Final Construction Documents within ten (10) days after receipt. Upon approval, Landlord shall return one (1) set of approved Final Construction Documents to Tenant and the same shall become a part hereof by this reference as Exhibit "B-2". Approval of construction documents by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, or compliance with applicable codes, and Tenant shall be solely responsible for such construction documents and for obtaining all governmental approvals which are required for Tenant's Work.


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Tenant shall not commence any of Tenant's Work until Landlord has approved
Tenant's Final Construction Drawings in writing. During the construction of Tenant's Work, Landlord shall cooperate and shall cause its contractors to cooperate in good faith with Tenant and its contractors, to the end that construction may be completed as promptly as possible.

      Provided that the Delivery Date, as hereinafter defined, is no later than June 15, 1996, Tenant shall complete Tenant's Work by November 15, 1996 (the "Required Completion Date"). Landlord shall give Tenant five (5) days prior written notice of the Delivery Date, such Delivery Date being the date upon which (i) Landlord's Work in the Premises has been substantially completed in accordance with the requirements therefor and (ii) the Premises are available for the commencement of Tenant's Work. If the Delivery Date is later than June 15, 1996, the Required Completion Date shall be one hundred fifty-three (153) days after the actual Delivery Date. Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Premises shall be ready for delivery to Tenant or for any delay in commencing or completing any of Landlord's Work; provided, however, that (i) nothing contained in the foregoing provisions of this paragraph shall relieve Landlord of its obligations under the final sentence of the preceding paragraph; and (ii) if the Delivery Date does not occur on or before December 15, 1997, or if the Hotel (including the casino) does not open for business on or before such date, then Tenant may terminate this Lease by notice given to Landlord not later than January 15, 1998, in which event Landlord shall promptly pay to Tenant the amount of all costs then paid or payable by Tenant in connection with Tenant's Work, and neither party shall otherwise have any rights against or obligations to the other with respect to this Lease or the Premises.

      2.4 Failure of Tenant to Perform. The parties recognize that it would be extremely difficult or impossible to determine Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed on the Required Completion Date, including, but not limited to, damages from loss of Percentage Rent (hereinafter defined) from Tenant and other tenants, diminished leaseability, and/or mortgageability and damage to the economic value of the Hotel. Accordingly, if Tenant fails to proceed diligently with Tenant's Work or to open for business fully fixtured, stocked and staffed on or before the Required Completion Date (except to the extent that any delay is caused by Landlord's failure to complete any material portion of Landlord's Work in a timely manner or by any unreasonable interference with Tenant's Work by Landlord's contractors, or by Landlord's failure to allow Tenant's contractors to have access to the Premises to construct Tenant's Work), such failure shall be a Tenant Event of Default and Landlord may, on ten (10) days notice to Tenant and in addition to the right to exercise any other remedies and rights herein or at law provided, proceed with Tenant's Work using any contractor Landlord desires and making any changes or revisions to Landlord's Work required because of any delay or failure of Tenant to perform its obligations hereunder, all at Tenant's expense. In addition, Landlord shall have the right to collect rent from the Required Completion Date in an amount equal to the Base Rent (hereinafter defined) and other additional rent and other amounts payable by Tenant hereunder, together with an amount equal to fifty percent (50%) of 1/365ths of the Base Rent for each day that


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Tenant has failed to open for business on and after the Required Completion
Date, which latter amount shall be in lieu of Percentage Rent that might have been earned had Tenant opened in a timely fashion. In the event that Tenant fails to make a timely Preliminary Submittal or to timely submit its Final Construction Documents, as provided in this Lease, then Landlord shall have the right, in addition to its other rights and remedies as herein provided, to collect from Tenant One Hundred Dollars ($100.00) per calendar day for each day that such plans are not so submitted. All remedies in this Lease or at law provided shall be cumulative and not exclusive and shall survive the expiration of the Lease Term or the earlier termination of this Lease.

      2.5 Condition of Premises. Tenant's taking possession of the Premises for the construction of Tenant's Work shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition; except for such matters as Tenant shall, within thirty (30) days after taking possession of the Premises, specify in a written notice or notices to Landlord (hereinafter, "Punch List Items") and except for latent defects in Landlord's Work which were not discoverable in the exercise of ordinary prudence during such thirty (30) day period. Landlord shall diligently correct all Punch List Items which constitute defects in Landlord's Work. Tenant agrees that no representations respecting the condition of the Premises, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

      2.6 Refurbishment. Tenant shall keep the Premises and all of Tenants' personal property in a first class condition and state of repair in keeping with the standards of the Hotel throughout the Term of this Lease. Not less than once every five (5) years during the Term, as defined below, including any renewal term, Tenant agrees that it will substantially refurbish the Premises, it being understood that the refurbishment may be accomplished in phases during each five
(5) year period, as Tenant reasonably determines.

                                    ARTICLE 3
                                      TERM

      3.1 Lease Term. The term (the "Term") of this Lease shall be for a period of Ten (10) years, commencing on the earlier of (i) the Required Completion Date; or (ii) the first date upon which the Premises is open for business to the general public (the "Opening Date"), unless terminated earlier as elsewhere herein provided. The date upon which the Term commences shall be referred to herein as the "Commencement Date". At such time as the Commencement Date has been determined, Landlord shall insert the Commencement Date and the expiration date of the Term on Exhibit "C" attached hereto and deliver a copy thereof to Tenant, which shall thereafter be incorporated in, and form a part of, this Lease.

      3.2 Holding Over. Should Tenant hold possession of the Premises with the consent of Landlord after the expiration of the stated Term of this Lease, such holding over shall create a


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tenancy from month to month only, upon the same terms and conditions as are herein set forth. If any such holding over is without Landlord's express written consent, the Percentage Rent and the Base Rent shall be equal to one hundred fifty percent (150%) of the Percentage Rent and the Base Rent which were payable during the last month of the Lease Term.

      3.3 Option to Renew. Tenant shall have two (2) five (5) year options to renew subject to Tenant's average Gross Sales being at least Six Million Dollars ($6,000,000) per year for the immediate two (2) prior Lease Years. Such options shall be exercised, if at all, by written notice to Landlord not later than one hundred eighty (180) days prior to the end of the then current term. The Base Rent for the first renewal Term hereunder shall be increased to [omitted]* per month, and the Base Rent for the second renewal Term hereunder shall be increased to [omitted]* per month.

                                    ARTICLE 4
                                      RENT

      4.1 Base Rent. Tenant shall pay minimum rent to Landlord during the Term of the Lease at the rate of [omitted]* per month for years 1 through 10, (the "Base Rent"), in advance, beginning on the Commencement Date and continuing on the first day of each calendar month thereafter. If the month in which the Term commences or ends is not a full calendar month, then the Base Rent for such month shall be prorated on the basis of the actual number of days in such month.

      4.2 Percentage Rent. Tenant shall pay to Landlord at the time and in the manner set forth herein the amount by which the following applicable percentage of Gross Sales during each month of the Lease Year exceeds the Base Rent for such period (hereinafter called the "Percentage Rent"):

               Gross Sales                       Percentage Rental Payable
               -----------                       -------------------------
            [omitted]*                            [omitted]*


      Notwithstanding the foregoing, the Percentage Rent in respect of any Lease Year shall not exceed the applicable percentage of Gross Sales for the full Lease Year. Accordingly, if the monthly payments of Percentage Rent made during any Lease Year exceed the aggregate Percentage Rent due for such Lease Year, the amount of any overpayment shall be applied pursuant to Section 4.5.

      4.3 Lease Year. "Lease Year," as used herein, means each calendar year during the Term, together with the "Partial Lease Year" which begins on the Commencement Date and ends on December 31 of the year in which the Commencement Date occurs and the Partial Lease Year, if any, which ends on the date upon which the Term expires or the Lease is otherwise terminated.

-----------------
* Certain Information has been Omitted and Filed Separately with the SEC Pursuant to a Request for Confidential Treatment Pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.


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      4.4 Gross Sales. As used in this Lease, "Gross Sales" means the aggregate selling price received by Tenant (except as provided herein with respect to promotional and complimentary meals) of all products, merchandise and services ("Products") sold in, upon or from the Premises by Tenant, its subtenants, licensees and concessionaires, personally or from any vending or coin operated or token operated device, whether for check, cash, on credit or otherwise, including other types of "cashless" transactions, excluding only the following:

            (i) monies and credit received by Tenant in the settlement of claims for loss or damage of Tenant's Products;

            (ii) an amount equal to the cash refunded or credit allowed on Products returned by customers and accepted by Tenant, or the amount of cash refunded or credit allowed thereon in lieu of Tenant's acceptance thereof, but only to the extent that the sales relating to such Products were made in, about or from the Premises; provided, however, that in no event shall the cost or value of any coupons, trading stamps, premiums, advertising or other promotional devices be deducted or excluded from Tenant's Gross Sales or be otherwise construed as a discount, refund, allowance or credit hereunder. Any credit or refund shall reduce Gross Sales for the accounting period during which such credit or refund is made but shall not affect Gross Sales, for the period in which the original sale was made; and

            (iii) sales taxes, casino entertainment taxes, if any, so called luxury taxes now or hereafter imposed upon the sale of Products, whether such taxes are added separately to the selling price thereof and collected from customers or paid by Tenant and included in the retail selling price;

            (iv) any sales of product, merchandise, services or the like by Landlord.

            (v) promotional or complimentary meals served without charge (up to $1,000 per month, noncumulative, and the parties agree that, except as provided in clause 4.4(ix) below, the menu price of all other promotional or complimentary meals shall be included in Gross Sales;

            (vi) the value of complimentary appetizer or dessert items furnished as a part of a meal which is included in Gross Sales;

            (vii) amounts which are deducted from meal checks in response to customer dissatisfaction;

            (viii) goods or food items delivered to another restaurant of Tenant where such delivery is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, upon or from the Premises;


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            (ix) Landlord's Complimentaries, as described in Section 5.5 below, up to $1,212,000 per Lease Year;

            (x) Receipts from pay telephones in the Premises;

            (xi) gratuities received by Tenant;

            (xii) the sale of Tenant's trade fixtures and equipment not in the ordinary course of business; and

            (xiii) meals furnished to Tenant's employees without profit.

      All gross income of Tenant or any other person, firm or corporation from any operations in, at or upon the Premises which are not specifically excluded by this Section shall be included in Gross Sales. All sales originating at, upon or from the Premises shall be considered as made and completed thereon and shall be included in Tenant's Gross Sales, even though bookkeeping and payment of the account therefor may be transferred to another place for collection, and even though actual filling of the sale or order or actual delivery of the merchandise may be made from a place other than the Premises. In the event Tenant elects to allow its customers to make credit purchases, no credit shall be allowed for uncollected or uncollectible credit accounts. Each sale upon credit shall be treated as a sale for the full price in the month during which such sale is made, regardless of the time of when or whether Tenant shall receive payment therefor. Tenant agrees that it will not directly or indirectly operate an "America" Restaurant at any other Las Vegas Strip location, including any location within a hotel and/or casino property, during the Term of this Lease.

      4.5 Percentage Rent Payments. On or before the 15th day of each calendar month during the Term of this Lease (including the calendar month next succeeding the last month of the Term hereof), Tenant shall deliver to Landlord a written statement signed and certified by Tenant or an officer of Tenant as being true and correct, setting forth the amount of Tenant's Gross Sales during the immediately preceding calendar month, and on the same date Tenant shall pay Landlord the percentage rental for the immediately preceding calendar month. Within thirty (30) days after the end of each Lease Year during the Term of this Lease, Tenant shall deliver to Landlord a written statement, signed and certified by Tenant or an officer of Tenant to be true and correct, setting forth the amount of Tenant's Gross Sales made during each month of the immediately preceding year. If Tenant has paid Landlord for such Lease Year Percentage Rent that is less than Tenant is obligated to pay for such period, Tenant shall pay Landlord the amount of such deficiency concurrently with Tenant's delivery of its annual report of Gross Sales hereunder. If Tenant has paid more than the Percentage Rent required to be paid for such period, Landlord shall credit the amount of such excess against rent next coming due hereunder from Tenant, or, if the Term has expired, Landlord shall pay the amount of such excess to Tenant directly.


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      4.6 Books and Records; Audit. Tenant agrees that it will keep complete books of accounts reflecting Gross Sales,and all of the business activities with respect to the Premises and will comply with generally accepted accounting principles ("GAAP"). Said books of account shall, at a minimum, include:

            1. Dated and time stamped cash register tapes (customer receipt and detail audit) which provide a non-resettable, non-clearing gross sales total and/or consecutively numbered duplicate sales tickets which are to be dated and time stamped. When consecutively numbered sales tickets are utilized, 8 Tenant shall maintain the vendor invoice for such sales ticket purchases, which shall accurately reflect the commencing and ending numbers of all sequences. Documentation of voided sales must be kept with regular sales tickets and tapes and originals of voided tickets must be retained.

            2.    Daily sales summaries showing Nevada and out-of-state sales.

            3.    Monthly sales journals showing breakdown of sales by day.

            4. Authenticated bank deposit slips showing deposits of daily sales. If deposits are not made on a daily basis, then the number of days' receipts deposited should be shown on the deposit slip and in the monthly sales journal.

            5. Monthly state sales tax returns and cancelled checks showing payment of those taxes;

            6. The portion of Federal Income Tax returns showing Tenant's gross receipts for the same period of time that Tenant is required to maintain its Federal Income Tax returns by the Internal Revenue Service.

            7. All of Tenant's purchase orders and invoices relating to the purchase, exchange, or replacement of Products sold or to be sold by Tenant at, upon, or from the Premises.

      Landlord shall have the right to examine such books and records at any reasonable time and place. Lessor shall have the right at any time during the Term and within thirty (30) days after the end of the Term to have an audit conducted of Tenant's books of account by Landlord's employees or auditors of Landlord's choice. If any audit reveals Gross Sales were understated by more than two percent (2%), the entire cost and expense of such audit shall be borne by Tenant. It is further agreed that an understatement by Tenant of five percent (5%) or more of Gross Sales during any three (3) months being audited shall be deemed an Event of Default unless such understatement was caused by the fraud of Tenant's employees without Tenant's knowledge.


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      4.7 Place for Payments. All Base Rent, Percentage Rent and other monies required to be paid by Tenant hereunder (collectively referred to herein as "rent") shall be paid to Landlord without deduction or offset, and, except as may be specifically set forth in this Lease without prior notice or demand, in lawful money of the United States of America, at 3790 Las Vegas Blvd. South, Las Vegas, Nevada, 89109 or at such other place as Landlord may, from time to time, designate in writing. If the time for payment of any amount due from Tenant to Landlord is not set forth in this Lease, such amount shall be due within five
(5) business days after such amount is billed by Landlord.

      4.8 Interest. Any rent due from Tenant to Landlord which is not paid within five (5) business days after the date due shall bear interest at two percent (2%) per annum in excess of the Prime Rate of Interest published from time to time in the "Money Rates" section of the Wall Street Journal (or a comparable interest rate selected by Landlord in the event the Wall Street Journal no longer publishes a Prime Rate) (hereinafter, the "Default Rate").

      4.9 Late Charge. In the event Tenant is more than ten (10) days late in paying any rent due under this Lease more than twice during the same Lease Year, then, beginning with the third such delinquent payment of rent, and continuing with each subsequent payment of rent during the Term which is more than ten (10) days late, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent rent, and, provided that Landlord gives Tenant written notice of the delinquent rent, Tenant shall pay an equivalent late charge every ten (10) days thereafter until the delinquent rent, including all interest and assessed late charges, has been paid in full. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in Section 4.8 above are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

      4.10 Failure to Achieve Minimum Sales. Notwithstanding anything to the contrary contained elsewhere in this Lease, Landlord may, at the end of the fifth full Lease Year or any subsequent Lease Year, terminate this Lease, without compensation to Tenant, in the event that Tenant's average monthly Gross Sales for a period consisting of three consecutive months during any such Lease Year is less than $400,000, unless Tenant pays to Landlord, in addition to Base Rent, an amount equal to the difference between Tenant's Percentage Rent for such months and the amount of Percentage Rent which would have been due from Tenant had Tenant's actual average Gross Sales for such months been $400,000. Termination hereunder shall be upon ninety (90) days written notice. Tenant acknowledges that Landlord has made no representation to Tenant regarding anticipated Gross Sales or projected number of visitors and guests in the Hotel.


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                                    ARTICLE 5
                        GUEST RELATIONS; COMPLIMENTARIES

      5.1 Standard of Operations. Tenant acknowledges that the Hotel is a first class hotel and that the maintenance of Landlord's reputation and the reputation of the Hotel, as well as the goodwill of all of Landlord's guests and invitees, is essential to Landlord and that any impairment thereof may cause great damage to Landlord. Tenant therefore covenants that it shall operate the Premises in accordance with high standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Landlord and the Hotel and at all times in keeping with and not inconsistent with or detrimental to the operation by Landlord of an exclusive, first-class resort hotel facility. Tenant shall regularly monitor the performance of each of Tenant's employees at the Premises so that such standards may be consistently maintained. Tenant therefore further agrees that repeated failure to maintain such standards shall be deemed an Event of Default by Tenant and that repeated complaints from customers or guests which are reasonable and which are not promptly remedied by Tenant shall be evidence of Tenant's failure to maintain such standards.

      5.2 Room Charges. Tenant may permit Hotel guests to charge purchases from Tenant to their room account. Tenant shall be solely responsible for ascertaining that any persons purporting to be Hotel guests are in fact Hotel guests and shall further be solely responsible for the credit worthiness of such persons. Landlord shall not be responsible for uncollected or uncollectible charges; provided that Landlord shall have the duty to exercise its good faith efforts to collect any charges by Tenant's customers to their hotel rooms. Tenant shall, at Tenant's expense, use Landlord's point-of-sale system in order to record all guest charges, and Landlord shall make its point of sale system available to Tenant at no cost to Tenant (i.e., Tenant's input devices shall be purchased and maintained by Tenant at its cost but Landlord will not impose an additional charge or fee for the use of Landlord's point of sale system). Tenant agrees to comply with all rules and regulations which Landlord may, in its reasonable discretion, from time to time, adopt to facilitate charges to rooms and/or to minimize uncollected charges.

      5.3 Room Charge Accountings. Landlord shall cause to be prepared and delivered to Tenant a weekly accounting of all charges to Hotel guest accounts by Tenant's customers and concurrently therewith shall deliver to Tenant any sums collected with respect to such charges. If any customer account was paid by credit card, Landlord shall deduct from the amounts due to Tenant such charges as the credit card company actually imposes on the Hotel; Landlord's accounting shall specify all such deductions.

      5.4 Collections. In the event that any Hotel guest pays any portion of his bill but refuses to pay any charges of Tenant, Tenant agrees separately to bill such guests and to pursue collection independently of Landlord. Landlord will make reasonable efforts to consult with Tenant in connection with such charges and will cooperate with Tenant's efforts to collect the same. In the event Tenant determines that collection efforts (other than the sending of a routine reminder notice


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



or statement) are necessary to collect an unpaid bill by one of its customers, Tenant shall inform Landlord in writing of the identity of such customer at least five (5) days prior to the commencement of any collection effort.

      5.5 Complimentaries. Landlord may desire to provide designated Hotel guests with complimentary food and beverages ("Complimentaries") at the Premises. From time to time Landlord and Tenant shall develop procedures for authorization of Complimentaries and for reimbursement by Landlord of sixty-five percent (65%) of the full retail cost for the first $500,000 of Complimentaries in any Lease Year; seventy percent (70%) of full retail cost for Complimentaries in excess of $500,000, up to $600,000, in any Lease Year; seventy-five percent (75%) of full retail cost for Complimentaries in excess of $600,000, up to $700,000, in any Lease Year; eighty percent (80%) of full retail cost for Complimentaries in excess of $700,000, up to $900,000, in any Lease Year; eighty-three percent (83%) of full retail cost for Complimentaries in excess of $900,000, up to $1,200,000, in any Lease Year and one hundred percent (100%) of full retail cost for Complimentaries in excess of $1,200,000, and Complimentaries in excess of $1,200,000 shall be included in the computation of Gross Sales. Tenant recognizes that Landlord is not responsible for the payment of gratuities on Complimentaries. Landlord agrees to pay to Tenant any gratuities with respect to Complimentaries which are charged by customers to their Hotel guest accounts as provided in Section 5.2 and 5.3 above. In addition to the foregoing, Landlord may request Tenant to provide complimentary food and beverages, in an amount not exceeding $1,000 in value in any month (on a noncumulative basis), to persons other than Hotel guests or casino patrons; Landlord shall not be obligated to reimburse Tenant for the cost of such meals, and the value of such meals shall not be included in Gross Sales. In the event Tenant desires to provide complimentary food and/or beverages to any of its guests, Tenant shall be responsible for payment of the full retail value thereof in excess of One Thousand Dollars ($1,000) per month and the same shall be included in computation of Gross Sales. However, there shall not be included in Gross Sales: the value of complimentary items furnished by Tenant as part of a meal which is included in Gross Sales; or amounts deducted from meal checks in response to customer dissatisfaction.

                                    ARTICLE 6
                               EMPLOYEES; BONDING

      6.1 Staffing. Tenant shall staff the Premises with such number of its employees as are reasonably required for the proper and efficient operation of Tenant's business. Tenant agrees to adopt its own rules of conduct and personal appearance standards which are consistent with the first class standards of the Hotel. Tenant shall, at Tenant's expense, require its prospective and present employees to participate in a pre-employment drug testing program. Such program shall not apply to persons who have been employed by an affiliate of Tenant for in excess of three (3) years; and, in connection with such program, Tenant may advise its employees that the testing is a requirement of the Hotel.


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      6.2 Gaming Compliance. Tenant acknowledges that Landlord, its parent, subsidiaries and affiliates are businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities. If requested to do so by Landlord, Tenant shall obtain any license, qualification, clearance or the like which shall be requested or required of Tenant by Landlord or any regulatory authority having jurisdiction over Landlord or any parent company, subsidiary or affiliate of Landlord. If Tenant fails to satisfy such requirement or if Landlord or any parent company, subsidiary or affiliate of Landlord is directed to cease business with Tenant by any such authority, or if Landlord shall in good faith determine that Tenant, or any of its officers, directors or employees was or is involved in any relationship which jeopardizes Landlord's business or such licenses, or those of its parent, subsidiaries or affiliates, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked by reason of any improper activities of Tenant or any such related person and if, promptly after receiving notice thereof from Landlord (which notice must contain sufficient particulars to permit Tenant to take appropriate action), Tenant does not cease such activities or sever the relationship of any such person to Tenant so as to satisfy Landlord and the appropriate governmental authority, this Lease may be terminated by Landlord on not less than thirty (30) days notice to Tenant and without liability to either party.

      6.3 Restricted Areas. Tenant shall not cause or permit its employees to enter upon those areas of the Hotel which are designated "Employees Only". Access to such areas is to be restricted to the employees of Landlord. The foregoing shall not apply to employee lavatories or to the employee cafeteria. However, in the case of the employee cafeteria, (i) the use thereof by Tenant's employees will be permitted only so long as such use does not unreasonably interfere with the use of such cafeteria by Landlord's employees, and (ii) Tenant shall cause its employees to abide by reasonable scheduling requirements established by Landlord.

      6.4 Bonding. All employees of Tenant who are reasonably expected to perform a portion of their tasks in portions of the Hotel outside of the Premises (including, for example, employees who are expected to deliver items to rooms in the Hotel) shall be bonded in such amounts as may be reasonably required by Landlord from time to time. In no event shall any employee of Tenant perform work in portions of the Hotel outside of the Premises until the bond for such employee has been delivered to Landlord and Landlord has approved the same, in writing.

      6.5 Tenant's Employees. Tenant shall be responsible for all salaries, employee benefits, social security taxes, federal and state unemployment insurance and any and all similar taxes relating to its employees and for workers' compensation coverage with respect thereto pursuant to applicable law. Tenant's employees shall not be entitled to participate in, or to receive, any of Landlord's employee benefit or welfare plans, nor shall they be deemed agents of Landlord for purposes of this Lease. Tenant shall be responsible for verifying its employees' work authorizations under federal law, including any necessary employment verification process under the Immigration Reform and Control Act of 1986, as amended, before such employees perform services at the Premises.


                                       13



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



      6.6 Tenant's Employment Policies. Landlord and Tenant agree that Tenant shall have the sole and complete responsibility for establishing the employment practices, policies, procedures and terms and conditions of employment of Tenant's employees. Nothing contained in this Lease shall be used to infer or create a single or joint employer relationship between Landlord and Tenant, as the terms single and joint employer are interpreted by the National Labor Relations Board, courts and administrative agencies.

                                    ARTICLE 7
                      POSSESSION AND SURRENDER OF PREMISES

      7.1 Acceptance. Tenant shall, by entering upon and occupying the Premises, be deemed to have accepted the Premises subject to the conditions and limitations stated in Section 2.5 above.

      7.2 Surrender. Upon any surrender of the Premises, or termination or expiration of this Lease, Tenant shall, except as otherwise provided in this Lease, redeliver the Premises to Landlord in the same condition in which it existed at the Opening Date, reasonable wear and tear, repairs which are the obligation of Landlord and permitted alterations and installations excepted, and deliver to Landlord all keys for, and all combinations for locks, safes and/or vaults in the Premises.


                                     14



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



      7.3 Fixtures. All fixtures (except trade fixtures) which may be made or installed or placed by either Tenant or Landlord upon the Premises, either before or during the Term of this Lease, shall remain upon the Premises and shall be surrendered with the Premises at the termination of this Lease.

      7.4 Removal of Trade Fixtures. Upon the termination of this Lease, Tenant shall be entitled to remove from the Premises all of its trade fixtures, furnishings and equipment, including the personal property shown on Tenant's Plans. If Tenant fails to remove any trade fixtures from the Premises prior to the end of the Lease Term or prior to any earlier termination thereof, such trade fixtures shall become Landlord's property.

      7.5 Failure to Surrender. If the Premises is not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

                                    ARTICLE 8
                                 USE OF PREMISES

      8.1 Permitted Use. The Premises is leased to Tenant solely for the purpose of conducting thereon on a non-exclusive basis an "America" full service restaurant, offering a 24 hour menu and serving a variety of food, nonalcoholic and alcoholic beverages. Tenant may offer catering service from the Premises. Tenant may also offer souvenir items for sale, so long as such items make specific reference to Tenant's tradename and do not include the words "New York" or "NY" or show or, in Landlord's sole judgment, otherwise make use of Landlord's name, theme or intellectual property. Food items to be offered from the Premises and the pricing thereof shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Except for Tenant's initial pricing, Landlord agrees that prices which do not exceed four (4) times Tenant's actual costs shall not require further approval. Tenant shall not use or suffer to be used the Premises, or any portion thereof, for any other purpose or purposes whatsoever, without Landlord's written consent therefor first had and obtained, and such consent may be withheld in Landlord's sole and absolute discretion. Without limiting the generality of the foregoing, Tenant shall not conduct gaming activities at the Premises. Landlord hereby reserves to itself the right to conduct keno gaming on the Premises, the location and type of which shall be subject to Tenants' approval, which approval shall not be unreasonably withheld or delayed but which may take into account the preservation of Tenant's theme, considering location, design, sound sensitivity and ambience. As provided in Section 4.4 above, Tenant shall not operate a restaurant or similar operation under the tradename used by Tenant at the Premises at any other Las Vegas Strip location, including any location within a hotel and/or casino property, during the Term of this Lease.

      8.2 Tenants' Trade Name. Tenant shall conduct business under the trade name "America" and no other without prior written consent of Landlord which shall not be unreasonably


                                       15



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



withheld. Tenant shall not conduct any business at any time either before or after the termination of this Lease, either in the Premises or elsewhere, under a name in which the words "New York-New York" appear; provided, however, that Tenant may conduct its business in the Premises under such a name (and the trade name set forth above) and use the logo of Landlord in advertising, but such use of Landlord's logo shall be deemed a revocable license or privilege only, terminable at any time, which confers no property rights on Tenant, and which, in any event, shall cease upon the expiration or sooner termination of this Lease. Any such use shall not occur without the consent of Landlord to the presentation of its name and/or logo, which consent shall not be unreasonably withheld. Neither such approval of name and use of logo nor anything herein shall be deemed to abridge the right of Landlord to grant or license the use of the words "New York-New York" to any other person at any time. During the Term of this Lease Tenant hereby grants Landlord a license to use Tenant's trade name and any marks related to such trade name for the limited purpose of promoting and advertising the Restaurant. Any such use shall not occur without the consent of Tenant to the presentation of its name and/or logo, which consent shall not be unreasonably withheld.

      8.3 Liquor License. Immediately after execution of this Lease, Tenant shall make application for a liquor license in order to be able to provide liquor service at the Premises. If Tenant is unable to obtain a liquor license for a reason not related to the identity of Landlord or Landlord's ownership or operation of the Hotel (other than the Premises) within ninety (90) days after the commencement of the Lease Term, then Landlord may treat the same as an Event of Default; provided, however, that so long as (i) Tenant is diligently and in good faith seeking to obtain a liquor license; and (ii) Tenant obtains the required liquor license no later than March 17, 1997, no Event of Default shall be deemed to have occurred hereunder. Should the Premises open for business prior to Tenant's obtaining the necessary liquor license(s), Tenant shall apply for a temporary liquor license and, until a temporary license is obtained, Landlord shall have the right, but not the obligation, to provide liquor service to the Premises for so long as Landlord may lawfully do so and Tenant does not hold the necessary liquor license(s). In such event, Landlord shall be entitled to retain all revenue derived therefrom and Tenant shall have no claim or right to such revenue.

      8.4 Product Agreements. Tenant acknowledges that Landlord may enter into agreements with Coke or Pepsi-Cola which will require that only certain beverage products may be offered for sale or use within the Hotel, including the Premises. Tenant agrees that upon reasonable notice from Landlord it will abide by the terms and conditions of such agreements as they may relate to product use within the Premises; provided that (i) such agreements provide that the subject products will be offered at the lowest available price; (ii) the service provided and the quality of the subject products is reasonably comparable to the quality of similar products which would be available to Tenant in the Las Vegas marketplace; and (iii) any such product agreement for soda shall require that Tenant receive its soda equipment without charge.

      8.5 Prohibited Uses. Tenant shall not permit the Premises to be used for any of the following purposes:


                                       16



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



            a. Vending Machines. Tenant shall not, without Landlord's prior written approval, operate or permit to be operated on the Premises any coin or token operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service, including, without limitation, pay telephones, pay lockers, pay toilets, scales and amusement devices. Notwithstanding the foregoing, Tenant may have pay telephones in the Premises so long as the company which services such telephones is the company which services Landlord's pay telephones in the Hotel.

            b. No Residential Use. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or lodging rooms.

            c. No Non-Retail Use. Tenant shall refrain from using or permitting the use of the Premises or any portion thereof for office, clerical or other nonselling purposes, provided, however, that space in the Premises may be used for such purposes to the extent reasonably required for the conduct of Tenant's permitted business.

            d. No Fire Sales. Tenant shall not, without Landlord's prior written approval, conduct or permit any fire, bankruptcy or auction sale in, on or about the Premises.

            e. No Obstructions. Tenant shall not, without Landlord's prior written approval, which shall not be unreasonably withheld, cover or obstruct any windows, glass doors, lights, skylights, or other apertures that reflect or admit light into the Premises, except for temporary closures and obstructions during remodeling, repair or maintenance work in the Premises.

            f. No Animals. Tenant shall not keep or permit the keeping of any animals of any kind in, about or upon the Premises without Landlord's prior written approval.

            g. No Warehouse Use. Tenant shall not use the Premises for storage or warehouse purposes beyond such use as is reasonably required to keep Tenant's business adequately stocked for sales of product and merchandise in, at or from the Premises.

      8.6 Approval of Fixtures and Equipment. All fixtures and other equipment to be used by Tenant in, about or upon the Premises shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld.

      8.7 Maintenance of Personal Property. Except as provided for elsewhere herein, Tenant shall keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) Tenant's personal property and all portions of the Premises (other than Landlord's Work) and every part thereof and any and all appurtenances thereto wherever located. Tenant shall also keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) any special equipment, fixtures or facilities (other than Landlord's Work) which special facilities shall include


                                       17



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



but not be limited to grease traps, located outside the Premises. Tenant shall store all trash and garbage in metal or other Health Department approved containers so as not to be visible or create a nuisance to guests, customers and business invitees in the Hotel, and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof. Landlord shall keep and maintain in good order, condition, and repair (including, except as otherwise provided in this Lease, any such replacement and restoration as is required for that purpose) those portions of the Premises constituting Landlord's Work, as well as the common areas of the Hotel in the vicinity of the Premises and cause all such areas to be in compliance with all governmental rules, regulations, ordinances, statutes and laws, and the orders and regulations of the National Board of Fire Underwriters, the Insurance Service Office, or any other body now or hereafter exercising similar functions, now or hereafter in effect.

      8.8 Compliance with Law. Except as provided in the following sentence, Tenant shall at all times during the Term of this Lease comply with and shall cause the Premises to be in compliance with all governmental rules, regulations, ordinances, statutes and laws, and the orders and regulations of the National Board of Fire Underwriters, the Insurance Service Office, or any other body now or hereafter exercising similar functions, now or hereafter in effect pertaining to the Hotel, the Premises or Tenant's use thereof. Landlord shall cause those portions of the Premises constituting Landlord's Work to be in compliance with all governmental rules, regulations, ordinances, statutes and laws. Tenant shall not, without the prior written consent of Landlord and all insurance companies which have issued any insurance of any kind whatsoever with respect to the Hotel or the Premises, sell, or suffer to be kept, used or sold in, upon or about the Premises any gasoline, distillate or other petroleum products or any other substance or material of an explosive, inflammable or radiological nature, except for the lawful use of petroleum products in a manner and for such purposes as are customarily associated with the operation of a restaurant.

      8.9 Rules and Regulations. Tenant hereby covenants and agrees that it shall and shall make all reasonable efforts to ensure that its agents, employees, servants, contractors, subtenants and licensees shall abide by any reasonable rules and regulations as Landlord may, from time to time, reasonably adopt for the safety, care and cleanliness of the Premises, or the Hotel or for the preservation of good order thereon or to assure the operation of a first-class resort hotel facility. All such rules and regulations shall be enforced by Landlord uniformly and in a nondiscriminatory manner.

      8.10 Business Practices and Minimum Hours of Operation. Tenant shall operate the Premises during the entire Lease Term in accordance with sound business practices, due diligence and efficiency so as to provide the maximum Gross Sales which may reasonably be expected to be produced by such manner of operation. Tenant shall maintain in the Premises Tenant's personal property necessary for the conduct of Tenant's business therein, in a businesslike manner, shall carry at all times in the Premises sufficient quantities of Products as shall be reasonably designed to produce the maximum return to Landlord and Tenant, and shall staff the Premises at all times with sufficient personnel to serve its customers. All Products shall meet the high standards of the Hotel.


                                       18



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



Tenant shall conduct its business in the Premises Twenty Four (24) hours per day, every day of the year. In the event of breach by Tenant of any of the conditions of this paragraph, Landlord shall have, in addition to any and all remedies herein provided, the right, at its option, to collect an amount equal to one-thirtieth (1/30) of the highest monthly Percentage Rent to which Landlord is or was entitled during the preceding twelve (12) month period for each and every day, or any portion thereof, that Tenant is not open for business as herein provided. Said amount shall be due on demand and shall be deemed to be in lieu of any Percentage Rent that might have been earned during such period of Tenant's failure to conduct its business as herein provided. Tenant shall be open for such additional hours as shall be set from time to time by Landlord, and Tenant may, upon prior written notice to Landlord, remain open additional hours.

      8.11 Private Parties. Tenant shall not materially restrict the use of Premises to guests or patrons of the Hotel nor conduct any private parties therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that Landlord is satisfied, in its reasonable judgment, that the conduct of any such party will not deprive Hotel guests of adequate access to the Restaurant.

      8.12 Photographic Services. Tenant shall permit the photographic concessionaire with whom Landlord has entered into an agreement to provide photographic services to patrons of Tenant's restaurant on the Premises, provided the same does not unreasonably interfere with the conduct of Tenant's business or the ambiance of the Restaurant.

      8.13 Interference with Other Tenants. Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers of any of them, or which may reasonably be anticipated to annoy any of them or their patrons or customers by reason of unreasonable noise or other objectionable conduct, nor will Tenant commit or permit any nuisance on the Premises or commit or suffer any immoral or illegal act to be committed thereon.

      8.14 Refunds and Settlements by Landlord. In the event a dispute shall arise between Tenant and any of its customers concerning the acceptability of Tenant's Products which results in a customer demanding a refund from Landlord, Landlord may in good faith and in the exercise of a reasonable business judgment make such refund or rebate to avoid embarrassment to the Hotel and to retain the goodwill of its customers. In such case Tenant will forthwith reimburse Lessor in the amount of such refund or rebate.

      8.15 Advertising and Signage. All advertising, signs, placards or other promotional events proposed to be posted, shown or exhibited by Tenant in or upon the Premises and all additional outside advertising (including, without limitation, television, radio and print advertising) which mentions Landlord or the Hotel, shall be subject to the prior written approval of Landlord. Without limiting the foregoing, Tenant shall not advertise at the Premises any other premises owned or operated by Tenant without the prior written consent of Landlord, which consent shall not be


                                       19



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



unreasonably withheld. Tenant acknowledges that the Premises may be designated by a particular suite number. In such event, Tenant agrees to include and use such suite number on all of its stationary, correspondence, sales receipts and advertisements as part of its address. Tenant agrees to forthwith remove or cease any such advertising, sign, placard or exhibit which in the reasonable judgment of Landlord is deemed to be objectionable or inconsistent with the decor or policies of Landlord in the operation of the Hotel. Tenant shall also refrain from any advertising which is so objectionable, in Landlord's reasonable judgment, as to result in embarrassment to Landlord, loss of goodwill or damage to the reputation of the Hotel. None of Tenant's signs, placards or advertising shall be exhibited outside of the Premises or in the lobby or any other part of the Hotel without Landlord's prior written consent. However, Landlord shall permit outside advertising consistent in tone and content with that allowed to other restaurants in the Hotel upon the same terms as are required of such other restaurants. At no time during the Term of this Lease nor for a period of six
(6) months after its termination shall Tenant place or cause to be placed, whether on or off the Premises, any window card, sign or other advertising, including newspaper adds, which recites that Tenant has lost its lease, is going out of business or is vacating the Premises. Landlord shall provide reasonable directional signage within the Hotel to assist customers in locating the Premises.

      8.16 Intellectual Property. Tenant represents and warrants to Landlord that Tenant owns, or has obtained an appropriate license to use, all copyrights, trademarks, tradenames and other intellectual property rights used in Tenant's business, including, without limitation, all rights in Tenant's tradename, trade or service mark and logo. The parties acknowledge, however, that Tenant's tradename "America" cannot be protected by trademark.

      8.17 Security. Tenant acknowledges that Landlord's security department and security officers are not responsible for providing security services in the Premises and that all such responsibility is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department's failure to respond to a request for aid or assistance by Tenant.

      8.18 Conduct of Tenant. Tenant acknowledges that Landlord, its parent, subsidiaries and affiliates have a reputation for offering high-quality entertainment and/or services to the public, and that it and its affiliates are subject to regulation and licensing, and desire to maintain their reputation and receive positive publicity. Tenant therefore agrees that throughout the Term of this Lease, it and its officers and management will not conduct themselves in a manner that adversely affects or is detrimental to the reputation or image of Landlord or its affiliates, and will not directly or indirectly make any oral, written or recorded public statement or comment that is disparaging, critical, defamatory or otherwise not in the best interests of Landlord. Landlord shall use its good faith business judgment in determining whether Tenant's conduct or that of its officers and management adversely affects Landlord or its affiliates, and, upon such determination, Landlord shall have the right to terminate this Lease upon notice to Tenant without liability to either party if Tenant does not cause such activity to be terminated and use its reasonable best efforts to remedy or mitigate any material harm done to Landlord within thirty
(30) days after such notice from Landlord. The


                                       20



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



termination or removal of any person responsible for actions or statements prohibited by this Section 8.18 shall constitute full compliance with Tenant's obligations to remedy such default.

      8.19 Emissions and Hazardous Materials. Except for small quantities of substances customarily used in the operation of a restaurant and kept and used by Tenant in accordance with applicable laws, Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. 'SS' 9601 et seq. ("CERCLA"), and the Resource Conservation and Liability Act, as amended 42 U.S.C. 'SS' 9601 et seq. ("RCRA"). To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Date Sheet ("MSDS") as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release or spill. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material(s) at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored or treated at the Premises expands by ten percent (10%) during any thirty
(30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon:(1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under federal state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to CERCLA and RCRA related to environmental safety, human health, or employee safety; (2) the Tenant's business operations pose or potentially pose a human health risk to other Tenants; or (3) the Tenant expands its use, storage, or treatment of any Hazardous Material(s) in a manner inconsistent with the safe operation of a restaurant and hotel. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to CERCLA and RCRA which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental


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



authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to the Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease, except for those, if any, introduced by Landlord or at Landlord's direction.

      In addition to, and in no way limiting Tenant's duties and obligations as set forth in Article 16 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.20, or if the presence of any Hazardous Material(s) brought onto or occurring on the Premises after the Delivery Date results in contamination of the Premises, the Hotel, any land other than the Hotel, the atmosphere or any water or waterway (including groundwater), or if contamination of the Premises or of the Hotel by any Hazardous Material(s) otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, save harmless, and at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and their contractors, agents, employees, partners, officers, directors and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Hotel, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Hotel, damages arising from any adverse impact on marketing space in the Hotel, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Material(s) on or about the Premises or the Hotel, or because of the presence of Hazardous Material(s) anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material(s) on or about the Premises or the Hotel caused or permitted by Tenant results in any contamination of the Premises or the Hotel, Tenant shall, at its sole expense, promptly take all actions and expense necessary to return the Premises and/or the Hotel to the condition existing prior to the introduction of any such Hazardous Material(s) to the Premises or the Hotel; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

      Nothing contained herein shall be deemed to limit Landlord's obligations under law for the removal of Hazardous Materials which exist on the Premises prior to the delivery thereof to Tenant or to impose upon Tenant any obligation for the removal of such Hazardous Materials.



                                       22



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


                                    ARTICLE 9
                          ALTERATIONS AND IMPROVEMENTS

      Tenant may make no alteration, repairs, additions or improvements in, to or about the Premises (collectively, "Tenant Alterations"), without the prior written consent of Landlord, which shall not be unreasonably be withheld, and Landlord may impose as a condition to such consent such requirements as Landlord, in its reasonable discretion, may deem necessary or desirable, including without limitation, (a) the right to approve the plans and specifications for any work, (b) the right to require insurance satisfactory to Landlord, (c) the right to require evidence of Tenant's ability to make full payment for any work, (d) requirements as to the manner in which or the time or times at which work may be performed and (e) the right to designate the contractor or contractors to perform Tenant Alterations which affect the fire sprinkler or life safety systems of the Hotel. All Tenant Alterations shall be compatible with a first class hotel/casino complex and completed in accordance with Landlord's requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers. Tenant shall pay to Landlord Landlord's reasonable charges (which shall be assessed by Landlord at its cost, without profit) for reviewing and inspecting all Tenant Alterations to assure full compliance with all of Landlord's requirements. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, codes, rules or regulations. Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant Alterations. If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation in connection with the construction of such Tenant Alterations. Tenant shall promptly pay all costs incurred in connection with all Tenant Alterations. Notwithstanding the foregoing provisions of this Article 9, Landlord's prior consent shall not be required with respect to any Tenant Alteration which (i) costs less than Twenty-Five Thousand Dollars ($25,000); (ii) does not materially affect the interior or exterior appearance of the Premises; and (iii) does not affect fire sprinklers, life safety, plumbing, electrical or mechanical systems of the Hotel.

                                   ARTICLE 10
                          LANDLORD'S REPAIR OBLIGATION

      Landlord agrees to keep in good structural order, condition and repair the exterior walls, and roof of the Hotel and all portions of Landlord's Work except for any damage thereto as to which Article 21 applies and other damage caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants or licensees (which other damage shall be promptly repaired by Tenant at Tenant's expense).

                                   ARTICLE 11
                            PARKING AND COMMON AREAS

      Tenant, its agents, employees, servants, contractors, subtenants, licensees, customers and business invitees shall have the nonexclusive right, in common with Landlord and all others to


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



whom Landlord has or may hereafter grant rights, to use such common areas of the Hotel (including, but not limited to, the parking lot, walkways, sidewalks, hallways, lobby and public restrooms) as may be designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose, provided such designation and such rules and regulations do not materially interfere with Tenant's business. Subject to the foregoing: Tenant agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by such rules and regulations and that Landlord shall have the exclusive management and control of all common areas; Landlord may at any time close any common area or other portions of the Hotel to make repairs or changes, to prevent the acquisition of public rights in such areas, or to discourage noncustomer parking (provided that no such closure (other than temporary closures which are necessary to make repairs or changes) materially and adversely affects access to the Premises). Landlord may do such other acts in and to the common areas and the other portions of the Hotel as in its judgment may be desirable. Landlord agrees, however, to use all reasonable efforts to maintain adequate access to the Premises when the Premises is open for business so that Tenant's customers and staff can enter and leave the Restaurant. All parking areas which Tenant's employees may be permitted to use are to be used under a revocable license, and if any such license is revoked, or if the amount of such area is diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction; provided, however, that Landlord shall exercise its rights with respect to such revocable license for parking by Tenant's employees in a nondiscriminatory manner. Tenant shall direct its employees to park only in those areas (which may include off-site parking areas) designated by Landlord from time to time for such purposes. Landlord agrees to maintain the common areas in the vicinity of the Premises in good condition and to keep the same clean and neat in appearance.

                                   ARTICLE 12
                                      TAXES

      12.1 Personal Property Taxes. Tenant shall be liable for and shall pay before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's property or any other personal property of whatsoever kind and belonging to Tenant or any person claiming by, through or under Tenant, situate or installed in or upon the Premises, whether or not affixed to the realty. If at any time during the Term of this Lease any such taxes on personal property are separately assessed as part of the tax on the real property of which the Premises is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes upon presentation of appropriate evidence as to the amount due.

      12.2 Other Taxes. Tenant shall pay when due all taxes, assessments or fees for which Tenant is liable under applicable law and which arise directly or indirectly from Tenant's operations at the Premises. Within five (5) days of written demand from Landlord, Tenant shall furnish Landlord evidence satisfactory to Landlord of the timely payment of any such tax, assessment or fee.

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



      12.3 Tax on Rents. If at any time during the Term of this Lease, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents, however described, is levied or assessed by the United States, Nevada or any political subdivision against Landlord on account of any rent reserved under this Lease, all such tax or excise on rents shall be paid by Tenant. The foregoing shall not apply to any income, franchise, profits, estate, gift, or similar tax imposed on Landlord.

      12.4 Statements Received by Landlord. Whenever Landlord shall receive any statement or bill for any tax, payable in whole or in part by Tenant as additional rent, or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor (or, if later, within 10 days prior to the last date on which such tax may be paid without penalty) accompanied by delivery to Tenant of a copy of such tax statement, if any.

      12.5 Casino Entertainment Tax. Tenant agrees that it will collect any applicable Casino Entertainment Tax ("CET") associated with the sale of food, beverage or merchandise from the Premises and will pay the same to the taxing authority on a timely basis, or if not permitted to pay the same directly, shall remit the CET due to Landlord no later than the 10th day of the month following the month in which the taxable sales occurred. Tenant shall make all documents containing information relative to the computation of the CET available for inspection upon notice by representatives of Landlord and the Gaming Authorities. This obligation shall continue beyond the Term of this Lease. Tenant shall be liable for any and all CET, interest and penalties found to be payable in connection with the sale of food, beverage or merchandise from the Premises as a result of understated taxable revenues, insufficiency of records or, if Tenant is permitted to pay the CET directly to the taxing authority, untimely payment of the CET. If Tenant is not permitted to pay the CET directly to the taxing authority, then, if Tenant has timely remitted the payment to Landlord as required in this Section 12.5,Tenant shall not be liable for the untimely payment of the CET to the taxing authority.

                                   ARTICLE 13
                            SERVICES TO THE PREMISES

      13.1 Utilities. Landlord shall provide customary utility lines stubbed to the Premises, including supply and return lines for air conditioning, in the manner and to the extent set forth in the Work Letter. Except as otherwise provided in the Work Letter, the distribution of utility lines within the Premises shall be the responsibility of Tenant, at Tenant's cost. Tenant shall pay all "hook-up fees," connection charges and other similar charges which may be levied by utility provides as a fee for connecting the Premises to the utility supply. Landlord shall pay for all gas, power and electric current, sewer and all other utilities (including sewer usage charges, but not sewer "hook-up fees" or connection charges) used by Tenant in the Premises; Tenant acknowledges that, because of the nature of the Premises, Tenant might not have access to the controls for heating,air conditioning or lighting at the Premises and shall not attempt to make any changes to such controls located outside

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



the Premises. Landlord, at Landlord's cost, shall provide Tenant with one telephone line and a house phone. Tenant shall be responsible for local and long distance service. Tenant may at Tenant's expense, install other telephone lines (including pay telephones), provided the same are not incompatible with the Hotel's telephone system. Landlord, at Landlord's cost, shall provide garbage service for the Premises; provided that Tenant shall be responsible for removing garbage from the Premises and transporting the same to Landlord's designated trash enclosure or dumpster. In addition, heating, air conditioning, sewer, hot, cold and chilled water and natural gas (for cooking purposes) shall be supplied to the Premises without additional cost to Tenant. Heat and air conditioning shall be supplied so as to maintain comfort levels in keeping with those of the Hotel and, in any event, so as to keep the Premises reasonably comfortable at all times. Hot, cold, and chilled water shall be supplied in such quantities and at such temperatures as are suitable for Tenant's operations. Landlord may, from time to time, prescribe reasonable rules and regulations for the implementation of this Section. Tenant shall not install any equipment which can exceed the capacity of any utility facilities serving the Premises and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must first be approved in writing by Landlord, which approval shall not be unreasonably withheld.

      13.2 Limitation upon Landlord's Obligation. Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this Article and Articles 10 and 11 of this Lease. The cost of any service, maintenance or repairs made by Landlord pursuant to this Lease which are made necessary because of the negligence or misuse of Tenant, Tenant's agents, employees, servants, contractors, subtenants, licensees, shall be paid by Tenant within ten (10) days after receipt of a billing therefor from Landlord. Landlord reserves the right to temporarily stop any service when Landlord deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise. Landlord shall not be liable under any circumstances for loss or injury however occurring, through or in connection with or incident to any stoppage of such services. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord's control. Landlord shall not be obligated to inspect the Premises and shall not be obligated to make any repairs or perform any maintenance within the Premises hereunder unless first notified of the need thereof in writing by Tenant. In the event that Landlord shall fail to commence such repairs or maintenance within ten (10) days after said notice (or two (2) days after said notice if the failure of the item requiring repair materially interferes with the conduct of Tenant's business), Tenant's sole right and remedy for such failure shall be, after further notice to Landlord, to make such repairs or perform such maintenance and to deduct the cost and expenses thereof from the rent payable hereunder; provided, however, that the amount of such deduction not exceed the reasonable value of such repairs or maintenance; and provided, further, if such repairs or maintenance are needed because of act or omission of Tenant, its agents, servants, employees, customers, invitees or licensees, the cost thereof shall be paid by Tenant. To the extent that Landlord is required to perform any service or repair, Landlord shall do so with reasonable diligence and in a manner which is reasonably calculated to avoid interference with Tenant's business in the Premises.

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



                                   ARTICLE 14
                                    INSURANCE

      14.1 Liability Insurance. Tenant shall, at all times during the term hereof, at its sole cost and expense, procure and maintain in full force and effect a policy or policies of commercial general liability insurance including coverage for both owned and non-owned automobiles and contractual indemnity coverage issued by an insurance carrier reasonably acceptable to Landlord assuring against loss, damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever (subject to usual and customary policy exclusions) in connection with the Premises or Tenant's use thereof. Such liability insurance shall be evidenced by a single limits policy or policies in an aggregate amount of not less than Ten Million Dollars ($10,000,000.00). Such liability insurance shall include fire legal liability coverage of not less than the amount of Landlord's deductible under Landlord's property insurance for the Hotel, as such deductible amount may be modified from time to time ("Landlord's Deductible"), so long as such insurance is available upon commercially reasonable terms. Upon request from Tenant, Landlord shall notify Tenant of the current amount of Landlord's Deductible. Landlord expects that the initial amount of Landlord's Deductible will be Five Hundred Thousand Dollars ($500,000). Landlord, Primadonna Resorts and MGM Grand Hotel, Inc. shall be named as an additional insured (but not named insureds) (and at Landlord's option, any other persons, firms or corporations having an interest and designated by Landlord shall be named as additionally insured (but not named insured)) under each such policy of insurance.

      14.2 Property Insurance. Tenant shall, at all times during the term hereof, at its sole cost and expense, procure and maintain in full force and effect standard form of fire and casualty with standard "ALL-RISK" coverage protecting against all risks of physical loss or damage, including, without limitation, sprinkler leakage coverage and plate glass insurance covering all plate glass in the Premises and all of Tenant's property, improvements and betterments to the Premises and Tenant's products and merchandise, and the personal property of others in Tenant's possession in, upon or about the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured. Tenant and Landlord, as their interests may appear, shall be the named loss payee (and at Landlord's option, Landlord's lender shall be named as additional loss payee) under each such policy of insurance. Tenant shall also carry business interruption insurance covering actual losses for a period of not less than twelve (12) months.

      14.3 Policy Requirements. All policies required hereunder shall be with companies licensed to do business in Nevada and with a "General Policyholder's Rating" of A- or better and a "financial rating" of VII or better in the most recent edition of Best's Insurance Guide (or similar rating service if such guide is no longer published). A certificate issued by the insurance carrier for

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



each policy of insurance required to be maintained by Tenant hereunder, and, upon request of Landlord, a copy of each such policy, shall be delivered to Landlord and all other additional insureds no later than ten (10) days after execution of this Lease and thereafter, as to policy renewals, within thirty
(30) days prior to the expiration of the terms of each such policy. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall be from an insurer and in form and substance reasonably satisfactory to Landlord and shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days written notice to Landlord and all other additional insured prior to the cancellation, diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question (provided that such thirty (30) day period may be reduced to ten (10) days if the cause for cancellation of the insurance policy is Tenant's failure to pay the insurance premium). In addition to the foregoing certificates, Tenant shall at all times during the Term hereof furnish Landlord with a current certificate of worker's compensation coverage evidencing coverage at Nevada statutory limits. Each policy of insurance provided for in Section 14.2, shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against Landlord, its officers, agents and employees. All policies to be maintained in this Article 14, shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Any other provision contained in this Article 14 or elsewhere in this Lease notwithstanding, the amounts of all insurance required hereunder to be maintained by Tenant shall be not less than an amount sufficient to prevent Landlord from becoming a coinsurer. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under Article 16 hereof and such limits shall be subject to increase at any time and from time to time during the Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for its adequate protection; provided, however, that (i) Landlord may not exercise its right under this sentence more frequently than one time in any calendar year; and (ii) Tenant shall not be required to increase its required insurance coverage if the increased coverage would be unreasonable in light of insurance requirements for similarly situated tenants in similar projects in Las Vegas, Nevada. Coverage required by this Article 14 may be provided by a blanket policy or policies provided that the protection afforded pursuant to said policies with respect to the Premises and the Hotel shall not be less than that which is required pursuant to the terms hereof for a separate policy or policies.

      14.4 Hazardous Activities. Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner which will increase the rates of fire or any other insurance for the Premises or the Hotel; provided that Tenant's lawful use of the Premises as a restaurant as contemplated in this Lease shall not constitute a default under this Section 14.4. Subject to the foregoing, Tenant shall also not use or occupy, or permit the Premises to be used or occupied, in a manner which will make void or voidable any insurance then in force with respect thereto or the Hotel, or which will make it impossible to obtain fire or other insurance with respect thereto or the Hotel. If by reason of Tenant's default under the provisions of this Section, the fire or any other insurance rates for the Premises or the Hotel be higher than they otherwise would be, Tenant shall reimburse Landlord, as additional rent, on the first day of the calendar month next succeeding notice

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



by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant.

      14.5 Waiver of Subrogation. Each Party hereby waives subrogation and any and all rights of recovery from the other,its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in their insurance actually carried or required to be carried pursuant to this Lease and to the extent of such insurance coverage or required coverage, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof to the extent of such insurance coverage or required coverage. Notwithstanding the foregoing provisions of this Section 14.5, Landlord waives its right of recovery against Tenant for damage to the Hotel caused by the negligence of Tenant or Tenant's employees or agents, to the extent that the cost of repairing such damage exceeds Landlord's Deductible, and Tenant waives its right of recovery against Landlord for damage to Tenant's property caused by the negligence of Landlord or Landlord's employees or agents, to the extent that the cost of repairing such damage exceeds any applicable insurance deductible amount maintained by Tenant.

      14.6 Landlord's Insurance. During the Term, Landlord shall maintain such property insurance as may be required by Landlord's lenders. Upon request form Tenant, Landlord shall furnish Tenant with a current certificate showing Landlord's insurance coverage.

                                   ARTICLE 15
                                      LIENS

      15.1 Indemnity for Liens. Tenant, at all times, shall indemnify and hold harmless Landlord, the Hotel, the Premises, the leasehold estate created by this Lease, any trade fixtures, equipment or personal property within the Premises, and each of them, from any claim, lien, tax lien or levy, attachment, garnishment, encumbrance, litigation or judgment, to the extent arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever. Similarly, Landlord, at all times, shall indemnify and hold harmless Tenant, the leasehold state created by this Lease, any trade fixtures equipment or personal property within the Premises, and each of them, from any claim, lien, tax lien or levy, attachment, garnishment, encumbrance, litigation or judgment, to the extent arising directly or indirectly from any obligation, action or inaction of Landlord whatsoever.

      15.2 Prevention of Liens. Tenant, at all times, shall keep the Landlord, the Hotel, the Premises, the leasehold estate created by this Lease, any trade fixtures, equipment or personal property within the Premises, free and clear from any claim, liens, tax lien or levy, attachment, garnishment or encumbrance to the extent arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever. However, this Section 15.2, and Section 15.1, shall not apply to the granting of a security interest in Tenant's personal property in connection with a financing by Tenant or Tenant's direct or indirect parent corporation.


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



      15.3 Release of Liens. If a mechanics' lien, tax lien or other lien is filed against the Hotel arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever, Tenant shall discharge or cause to be discharged (by bond or otherwise) such lien within thirty (30) days after Tenant receives notice of the filing thereof and shall not allow any such lien to be foreclosed upon. If such a mechanic's lien or other lien is filed against the Hotel, and Tenant fails to timely discharge such lien, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days following notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at Landlord's cost of money from the date of such payment by Landlord. Tenant's obligation under the Section shall survive the expiration of the Term of this Lease or the earlier termination of this Lease.

      15.4 Notice of Nonresponsibility. Tenant shall give Landlord at least ten
(10) business days prior written notice before the commencement of any work, construction, alteration or repair on the Premises to afford Landlord the opportunity to record appropriate notices of nonresponsibility.

                                   ARTICLE 16
                                 INDEMNIFICATION

      Tenant hereby covenants and agrees to indemnify, save, and hold Landlord, the Premises and the leasehold estate created by this Lease free, clear and harmless from any and all liability, loss, costs, expenses, including attorneys' fees, judgments, claims, liens, and demands of any kind whatsoever in connection with, arising out of, or by reason of any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property whatsoever occurring, in, upon, about, or relating to Tenant's activities or use of the Premises or any portion thereof, including, without limitation, any infringement by Tenant or by any person engaged by Tenant or acting on Tenant's behalf of any copyright, patent, trademark or similar intellectual property rights of any other person or entity, other than pursuant to and in compliance with a license granted by Landlord. Landlord shall not be liable to Tenant or to any other person whatsoever for any damage occasioned by fire, smoke, falling plaster, electricity, plumbing, gas, water, steam, sprinkler, or other pipe and sewage system or by the bursting, running, or leaking of any tank, washstand, closet or waste of other pipes, nor for any damages occasioned by water being upon or coming through the roof, skylight, vent, trap door, or otherwise or for any damage arising from any acts or neglect of co-lessees or other occupants of the Hotel or of adjacent property, or of Landlord, or of the public, nor, to the extent provided in Section 13.2, shall Landlord be liable in damages or otherwise for any failure to furnish, or interruption of, service of any utility.



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


                                   ARTICLE 17
                                  SUBORDINATION

      17.1 Subordination of Tenant's Interest. Tenant agrees that this Lease and Tenant's interest in the Premises is secondary, junior and inferior to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, or any portion thereof, or any property of which the Premises is a part (hereinafter, a "Mortgage"). Notwithstanding the foregoing, upon request by Landlord, Tenant shall execute and deliver at any time, and from time to time, such documents as may be required to effectuate such subordination.

      17.2 Priority. In the event that the mortgagee or beneficiary of any Mortgage elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee's or beneficiary's giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage or deed of trust.

      17.3 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of the Premises in the event of exercise of the power of sale under any Mortgage covering the Premises, or in the event of a sale of Landlord's interest in the Premises attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

      17.4 Nondisturbance. Landlord, Tenant and Landlord's current lender shall enter into a nondisturbance and attornment agreement on the lender's form providing that, so long as no Tenant Event of Default occurs under this Lease, such lender will recognize this Lease and Tenant's rights hereunder. Tenant's obligation to subordinate its leasehold interest to any future Mortgage shall be subject to Tenant's receipt of a commercially reasonable nondisturbance and attornment agreement from the holder of such Mortgage.

                                   ARTICLE 18
                            ASSIGNMENT AND SUBLETTING

      18.1 Assignment or Sublease without Consent Prohibited. The economic provisions and rental rates set forth in this Lease were negotiated by Landlord in consideration of, and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Article 18 which define and limit the transferability of such leasehold interest. Landlord hereby reserves the right to receive any increased rental value of the Premises during the Term hereof as the same may be realized by any transfer of said estate (but not any value realized for Tenant's business or furniture, fixtures and equipment), except to the extent Tenant is specifically granted the right to transfer all or part of its leasehold and to retain all or part of the increased rental value thereof pursuant to the provisions of this Article 18. Except for the grant of a security interest in Tenant's personal property in connection with a financing by Tenant or its direct or indirect parent corporation, Tenant shall not directly or indirectly,


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



voluntarily or by operation of law sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises to be occupied or used by anyone other than Tenant or sublet the Premises (collectively "Sublease") or any portion thereof without Landlord's prior written consent in each instance.

      18.2 Notice of Proposed Sublease or Assignment. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (c) the material terms and provisions of the proposed Assignment or Sublease, as reasonably requested by Landlord and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

      18.3 Landlord's Options. At any time within thirty (30) days after Landlord's receipt of the notice specified in Section 18.2 above together with any information requested by Landlord pursuant to subsections (c) and (d) of such Section 18.2, Landlord may by written notice to Tenant elect to (a) Sublease itself the portion of the Premises specified in Tenant's notice or any portion thereof for the term specified in such notice, in the case of a proposed Sublease, or (b) take an Assignment of Tenant's leasehold estate specified in Tenant's notice hereunder, or any portion thereof, in the case of a proposed Assignment. In the event Landlord elects to Sublease or take an Assignment from Tenant as described in subsections (a) and (b) above, it shall do so upon the terms set forth in Tenant's notice.

      18.4 Standards for Consent. If Landlord does not elect either of the options set forth in subsections (a) and (b) of Section 18.3 above, Landlord shall not unreasonably withhold its consent to any Assignment, Sublease or Subleases to a third party or parties ("transferees"); provided, however, that Landlord's refusal to consent to any Assignment or Sublease shall be deemed reasonable if:

            (i) The transferee, in Landlord's reasonable opinion, is not of reputable and good character;

            (ii) The proposed transferee (itself or through its management or controlling organization), in Landlord's reasonable judgment, is not an experienced, proven and successful operator of businesses comparable to the type contemplated by this Lease;

            (iii) If the proposed use of the Premises by the subtenant or assignee is not a restaurant of similar kind and quality to the Restaurant, the purposes for which the transferee intends to use the Premises are, in Landlord's reasonable judgment, incompatible with the Hotel or the business operations of other Tenants in the Hotel;


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            (iv) In the reasonable judgment of the Landlord the purpose for which the subtenant or assignee intends to use the Premises is not in keeping with the standards of Landlord for the Hotel as a first class resort hotel facility, or is in violation of the terms of any other lease in the Hotel, it being understood that the purpose for which any subtenant or assignee intends to use the Premises may not be in violation of this Lease;

            (v) The proposed transferee has been involved in bona fide negotiations with Landlord for space in the Hotel within the preceding twelve (12) months and Landlord has available other comparable space in the Hotel to offer to the prospective subtenant or assignee;

            (vi) The proposed subtenant or assignee is either an occupant of the Hotel (but only if Landlord can offer comparable space in the Hotel to such proposed assignee or sublessee) or a government (or subdivision or agency thereof);

            (vii) Taking into account funds available from and committed by a controlling organization: the proposed assignee or sublessee is, in the reasonable judgment of Landlord, insolvent or financially unable to meet the projected costs of the obligations to be assumed for the unexpired Term of this Lease; or the proposed assignee or sublessee has a net worth which is, in the reasonable opinion of Landlord, insufficient to enable it to operate a successful first class business of the type contemplated herein and to meet the projected costs of obligations to be assumed for the unexpired Term of this Lease;

            (viii) The transferee operates another similar business, under the same trade name to be used at the Premises, at a Las Vegas Strip location, including any location within a hotel and/or casino property;

            (ix) An Event of Default has occurred and is continuing under this Lease;

            (x) The proposed Sublease is for less than all of the Premises; or

            (xi) The proposed Sublease or Assignment is to be effective within two (2) years after the Commencement Date at a time when Tenant's Restaurant is profitable.

      If Landlord consents to any Sublease or Assignment under this Section 18.4, Tenant may thereafter within thirty (30) days after Landlord's consent, but not later than the expiration of said thirty (30) days, enter into such Sublease of the Premises or portion thereof, or Assignment upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to
Section 18.2 above.

      18.5 No Release of Tenant. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether


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



arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease which is not in compliance with this Article 18 shall be void as against the Landlord and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord. Notwithstanding the foregoing, if Landlord exercises its option under Section 18.3 with respect to an Assignment or a Sublease of all or substantially all of the Premises, or if Landlord consents to an Assignment to a successor tenant with a net worth (including the net worth of any guarantor or guarantors) not less than that of Tenant at the time of such Assignment, then Tenant shall be relieved of any liability under this Lease accruing after the effective date of such Assignment.

      18.6 Assumption of Tenant's Obligations. Each assignee or other transferee, other than Landlord, shall assume, as provided in this Section 18.6, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant from and after the effective date of the assignment for the payment of the rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form which contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section 18.6, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

      18.7 Assignment to Affiliate. Notwithstanding the foregoing provisions of
Section 18.1, 18.2, 18.3 and 18.4 above, Tenant may assign this Lease without Landlord's consent to any corporation or partnership in which ARK Restaurants Corp. owns more than fifty percent (50%) of all ownership interests; provided that ARK Restaurants Corp. (or another restaurant operator with comparable experience and a comparable reputation which is otherwise reasonably acceptable to Landlord) retains control over the management of Tenant's business in the Premises. The provisions of Sections 18.1, 18.2, 18.3 and 18.4 shall not apply to any assignment which is permitted by this Section 18.7.

                                   ARTICLE 19
                              INSOLVENCY AND DEATH

      It is understood and agreed that neither this Lease nor any interest therein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy, or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heirs, legatees, devisees or any other person whomsoever without the express written consent of Landlord first had and obtained therefor.


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                                   ARTICLE 20
                                  CONDEMNATION

      20.1 Awards. Should the whole or any part of the Premises be condemned or taken by a competent authority for any public or quasi-public purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives any and all interest therein. Tenant shall, however, be entitled to retain any award made separately to Tenant by the condemning authority.

      20.2 Taking of the Premises. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate upon such taking. If greater than one-third (1/3) of the floor space of the Premises is condemned or taken or if by reason of any condemnation or taking the remainder of the Premises will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within forty-five
(45) days after such taking. If by such condemnation and taking one-third (1/3) or less of the Premises has been taken or if a part only of the Premises is taken and the remaining part thereof is suitable for the purposes for which Tenant has leased said Premises, this Lease shall continue in full force and effect. In the event a partial taking does not terminate this Lease, Tenant shall make repairs and restorations to the remaining premises of the nature of Tenant's Work required by Exhibit B, Landlord shall make the proceeds of any condemnation award available to Tenant for such purposes and if Tenant has closed Tenant shall reopen for business promptly after completion of the restoration.

      20.3 Taking of the Hotel. Notwithstanding the provisions of Section 20.2, if any part of the Hotel or the Premises shall be so taken or appropriated, and if in the reasonable judgment of either Landlord or Tenant, the Restaurant would not be able to be operated profitably in consequence of such taking, then either Landlord or Tenant, as the case may be, shall have the right, at its option, to terminate this Lease by notifying the other within six (6) months of such taking.

      20.4 Deed-in-Lieu. For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

                                   ARTICLE 21
                             DESTRUCTION OF PREMISES

      21.1 Landlord's Right of Termination. In the case of the destruction of all or any material portion of the Premises, whether by fire or other casualty, not caused by the intentional misconduct of Tenant, Landlord shall, except as provided in Sections 21.2 and 21.3 below, diligently repair all structural elements of the Premises, including structural steel and reinforced concrete. So long as Landlord proceeds with such work with reasonable dispatch, this Lease shall not terminate, but shall continue in full force and effect. In determining what constitutes reasonable dispatch,


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



consideration shall be given to delays caused by Force Majeure events. If this Lease is terminated pursuant to this Article 21, all rights and obligations hereunder shall cease and terminate as of the date of termination.

      21.2 Damage Caused by Tenant. Notwithstanding Section 21.1, in the event the Premises, or any portion thereof, shall be damaged by fire or other casualty due to the intentional misconduct of Tenant, then, without prejudice to any other rights and remedies of Landlord, this Lease shall not terminate, the damage shall be repaired by Tenant, and Percentage Rent payable by Tenant shall be determined by the method set forth in Section 8.11 of this Lease.

      21.3 Damage to Hotel. In the event of any damage not limited to, or not including, the Premises, such that the building of which the Premises is a part is damaged to the extent of twenty-five percent (25%) or more of the cost of replacement, or the buildings and improvements (taken in the aggregate) of the Hotel owned by Landlord shall be damaged to the extent of more than twenty-five percent (25%) of the aggregate cost of replacement, Landlord may, if Landlord elects not to reopen the Hotel or if Landlord elects to reopen the Hotel using a theme or concept other than the "New York-New York" theme and concept, elect or terminate this Lease upon giving notice of such election in writing to Tenant within one hundred twenty (120) days after the occurrence of the event causing the damage.

      21.4 Repair Obligations. The provisions of this Article 21 with respect to repair by Landlord shall be limited, as set forth above, to the structural elements of the Premises, and when such work in completed, the Premises shall be deemed restored and rendered tenantable, and Tenant shall restore the remainder of the Premises and Tenant's Work, replace its stock in trade, and if Tenant has closed, Tenant shall promptly reopen for business. Landlord shall make available to Tenant, to the extent of the insurance proceeds received by Landlord with respect to Landlord's Work and not otherwise used by Landlord to complete its repair of the structural elements of the Premises, sufficient funds to perform such repair as is necessary to place the Premises in the condition specified for the commencement of Tenant's Work.

      21.5 Insurance Proceeds. Subject to the provisions of Section 21.1 above, all insurance proceeds payable under any fire and extended coverage risk insurance covering the Hotel and/or the Premises shall be payable solely to Landlord, and Tenant shall have no interest therein. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 21, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever.



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                                   ARTICLE 22
                                 RIGHT OF ACCESS

      22.1 Right of Access. Landlord, and its authorized agents and representatives shall be entitled to enter the Premises at any reasonable time for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord and/or its interest in the Premises; for the purpose of inspecting the Premises or any portion thereof; and for the purpose of making repairs to the Premises or any other portion of the Hotel and performing any work therein or thereon which Landlord may elect or be required to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standards that may, from time to time, be established by the [Insurance Services Office] or any similar body, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Premises or any other portion of the Hotel or for the purpose of conducting its legitimate business purposes therein or for any other lawful purpose. Except in an emergency, Landlord shall coordinate any entry hereunder with Tenant so as to avoid unnecessary interference with Tenant's business in the Premises. Landlord shall have the right to use any means which Landlord may deem proper to open all doors in the Premises in an emergency. Entry into the Premises obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

      22.2 Inconvenience to Tenant. Landlord may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools and equipment. Provided that Landlord has taken all reasonable steps so as not to interfere with Tenant's business, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of making any such repairs or performing any such work upon the Premises, or on account of bringing materials, supplies and equipment into, upon or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall, however, in connection with the performance of such work, cause as little inconvenience, disturbance or other damage or loss to Tenant as may be reasonably possible under the circumstances.

      22.3 Right to Show the Premises. Landlord, and/or its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and, during the final year of the Term of this Lease, Landlord shall be entitled to exhibit the Premises for lease. Any such entry shall be effected, to the extent reasonably practicable, so as not to interfere with Tenant's business.



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                                   ARTICLE 23
                         LANDLORD'S RIGHT OF PERFORMANCE

      Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant; provided that Landlord shall first give Tenant reasonable notice of its intention to exercise its right of performance hereunder. In such event, the amount thereof with interest thereon at the Default Rate per annum shall constitute and be collectable as additional rent on demand.

                                   ARTICLE 24
                              ESTOPPEL CERTIFICATES

      Tenant agrees that within ten (10) days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord or Landlord's designee a recordable certificate stating that this Lease is in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information concerning the Lease, the Premises and Tenant as Landlord or said designee may reasonably request.

                                   ARTICLE 25
                                TENANT'S DEFAULT

      25.1 Events of Default. Landlord shall have all the rights and remedies provided in this Section or elsewhere herein, in the event that any of the following (sometimes referred to herein as an "Event of Default") shall occur:

                  (a) Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for ten
            (10) days after written notice thereof from Landlord to Tenant; or

                  (b) Tenant shall default in the performance of any other
            provision, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said twenty (20) day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said twenty (20) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence, and in any event (but subject to Section 29.3), within forty (40) days from the date of giving of such notice; or

                  (c) Tenant should vacate or abandon the Premises during the
            Term of this Lease; or


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                  (d) Tenant should fail to obtain the discharge or release of any lien as required by Article 15 hereof; or

                  (e) There is filed any execution, attachment, levy or seizure against Tenant or the leasehold estate created by this Lease and the same continues in effect for a period of thirty (30) days (except as otherwise provided in this Lease); or

                  (f) There is filed any petition in bankruptcy or the Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, and any such proceeding (if involuntary) is not dismissed within forty-five (45) days; or

                  (g) There shall occur any other event or condition which is described in this Lease as an "Event of Default" and the same is not remedied after notice and the expiration of any applicable cure period set forth in this Lease.

      25.2 Landlord's Remedies. Upon the occurrence of any Tenant Event of Default, subject to Tenant's right to dispute the claim of default pursuant to
Article 30, and subject to the provisions of Article 30 which may allow for the tolling of applicable cure periods, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

            (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages; and Landlord may recover from Tenant:

                  (a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (b) The worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                  (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the


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            award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (d) Any other reasonable amount necessary to compensate
            Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease; and

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

      All such amounts shall be computed on the basis of the monthly amount thereof payable on the date of Tenant's default; except that Percentage Rent shall be computed on the basis of the monthly average of all Percentage Rent received by or payable to Landlord during the period that Tenant was conducting Tenant's business in the Premises in the manner and to the extent required by this Lease, or on the basis of the monthly amount thereof payable on the date of Tenant's default, if greater. As used in paragraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest in the per annum amount equal to the Default Rate. As used in paragraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent per annum.

            (2) Enter upon and take possession of the Premises and expel or remove Tenant and other persons who may be occupying the Premises, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages, and relet the Premises, as Tenant's agent, and receive the rent therefor; and Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting; or

            (3) Enter upon the Premises, without being liable to prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable and necessary expenses which Landlord may incur in thus effecting compliance with Tenant's obligations hereunder.

      Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a Tenant Event of Default shall not be deemed or construed to constitute a waiver of such default.


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                                   ARTICLE 26
                                QUIET POSSESSION

      Tenant, upon paying the rentals and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term of this Lease without any disturbance from Landlord or from any other person claiming through Landlord.

                                   ARTICLE 27
                                SALE BY LANDLORD

      27.1 Landlord's Right to Assign or Transfer. It is agreed that Landlord may (in connection with a sale, transfer or financing of all or any substantial part of the Hotel) at any time assign or transfer its interest as Landlord in and to this Lease, or the rents payable hereunder, or at any time sell or transfer its interest in the fee of the Premises, or its interest in and to the Premises, without notice or obtaining any approval from Tenant.

      27.2 Attornment. Tenant hereby agrees to attorn to the assignee, transferee, or purchaser of Landlord under any provision of this Article 27 from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made, in the first instance, by and between Tenant and such assignee, transferee or purchaser.

      27.3 Release of Landlord. In the event of any sale or exchange of the Premises by Landlord and the assumption of Landlord's obligations under this Lease by Landlord's transferee, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission relating to the Premises occurring after the consummation of such sale or exchange.

                                   ARTICLE 28
                               DEFAULT BY LANDLORD

      Except as otherwise expressly provided in this Lease, it is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give a thirty (30) day written notice to Landlord of such default, stating in said notice the default with which Landlord is charged. Tenant agrees that if the default complained of in the notice provided for by this Section 28 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period shall commence the rectification and curing thereof


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



and shall continue thereafter with all due diligence to cause such rectification and curing to proceed, and so does complete the same, with the use of diligence as aforesaid.

                                   ARTICLE 29
                                  MISCELLANEOUS

      29.1 Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

      29.2 Waiver. The waiver by Landlord or Tenant of any default or breach of any of the terms, covenants or conditions hereof on the part of the other to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than therein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. This Section 29.2 may not be waived.

      29.3 Force Majeure. Whenever a day is appointed herein on which, or a period of time is appointed in which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder. Tenant agrees that a recognitional or informational picket line shall not be deemed a force majeure event.

      29.4 Delivery of Notices. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally during normal business hours or if deposited in the United States mail, certified or registered, postage prepaid, return receipt

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



requested or if delivered by a nationally recognized, next business day delivery courier service (such as Federal Express or Express Mail), or served by facsimile during normal business hours (with an answer back and a duplicate copy sent by another permitted method hereunder or by first class mail). If such notice or demand be served by registered or certified mail or courier service in the manner provided, service shall be conclusively deemed made the first business day delivery is attempted or upon receipt, whichever is sooner. Service by personal service or facsimile transmission shall be deemed made upon receipt. Any notice or demand to Landlord shall be addressed to Landlord as follows:

                              William Sherlock
                              New York-New York Hotel
                              3790 Las Vegas Boulevard
                              Las Vegas, Nevada 89109
                              Telefax:  (702)740-6510

With a copy to:               Gary Primm
                              New York-New York Hotel
                              3790 Las Vegas Boulevard
                              Las Vegas, Nevada 89109
                              Telefax: (702)679-7222

Any notice or demand to Tenant shall be addressed to Tenant at:

                              c/o Ark Restaurants Corp.
                              85 Fifth Avenue
                              New York, New York 10003-3019
                              Attention: Michael Weinstein
                              Telefax: (212)206-8814

With a copy to:               Shack & Siegel, P.C.
                              530 Fifth Avenue
                              New York, New York 10036
                              Attention: Donald D. Shack, Esq.
                              Telefax: (212)730-1964

      Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective,however, until the actual receipt thereof by the other party.

      29.5 Remedies Cumulative. The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

      29.6 Successors and Assigns. The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns (where assignment is permitted) of Landlord and Tenant, respectively.

      29.7 Partial Invalidity. If any term, provision, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      29.8 Time of the Essence. Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

      29.9 Entire Agreement. This Lease contains the entire agreement between the parties with respect to the leasing of the Restaurant and cannot be changed or terminated orally.

      29.10 No Partnership. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      29.11 Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

      29.12 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

      29.13 Usage. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

      29.14 Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease.

      29.15 Covenants. Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

      29.16 Joint and Several Obligations. In the event Landlord or Tenant now or hereafter shall consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Tenant or Landlord, as appropriate, hereunder.

      29.17 Submission of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

      29.18 Liens and Actions Affecting Property. Should any claim or lien be filed against the Premises, or any action or proceeding be instituted affecting the title to the Premises, Tenant shall give Landlord written notice thereof as soon as Tenant obtains actual knowledge thereof.

      29.19 Construction. This Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language.

      29.20 Authority. If Tenant is not a natural person, Tenant hereby represents that it is qualified and authorized to enter into, and perform its obligations under, this Lease.

                                   ARTICLE 30
                               DISPUTE RESOLUTION

      If any controversy or claim between the parties hereto arises out of this Lease, other than a claim by Landlord arising from any failure by Tenant to pay rent as and when such rent becomes due, and if the parties are unable to agree by direct negotiations, the parties shall promptly mediate any such disagreement or dispute under the Commercial Mediation Rules of the American Arbitration Association. If the parties are unable to resolve such disagreement or dispute through mediation, then such disagreement or dispute (excluding an action by Landlord in unlawful detainer by reason of a default in the payment of rent, as provided above) shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.

      The arbitrators shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association. As soon as the panel has been convened, a hearing date shall be set within twenty-one (21) days thereafter. Written submittals shall be presented and exchanged by both parties ten (10) days before the hearing date, including reports prepared by experts upon whom either party intends to rely. At such time the parties will also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The hearings shall be concluded no later than five (5) days after the initial hearing date. The arbitrators shall make their award within ten (10) business days after the conclusion of the hearing. In the event of a three-member panel, the decision in which two (2) of the members of the arbitration panel concur shall be the award of the arbitrators.

      Except as otherwise specified herein, there shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators, who shall authorize only such discovery as is shown to be absolutely necessary to insure a fair hearing and no such discovery or motions permitted by the arbitrators shall in any way conflict with the time limits contained herein. The arbitrators shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation as the arbitrators may deem appropriate. It is the intention of the parties to limit live testimony and cross-examination to the extent absolutely necessary to insure a fair hearing to the parties on the significant matters submitted to arbitration. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

      If Landlord gives Tenant notice of a claimed default pursuant to Article 25 of this Lease, and if either (i) such claimed default can be cured by Tenant's expenditure of an amount which is reasonably expected to be One Hundred Thousand Dollars ($100,000) or less, or (ii) such claimed default arises under
Section 6.2 of this Lease, Tenant's election to dispute such claimed default pursuant to the provisions of this Article 30 shall not extend or toll the running of any cure period provided in Article 25; provided that the foregoing is not intended to preclude or limit Tenant's right to perform under protest and to retain any claim it may have against Landlord for reimbursement of the cost of performance. However, if either (i) the out-of-pocket costs to Tenant of curing such claimed default are reasonably expected to exceed One Hundred Thousand Dollars ($100,000), or (ii) such claimed default cannot reasonably be cured by Tenant's expenditure of money, then, unless such claimed default arises under Section 6.2 of this Lease, any cure period provided in Article 25 for the claimed default shall be tolled during the resolution of such dispute hereunder.

      The arbitrators shall have the discretion to award the costs of arbitration, arbitrators' fees and the respective attorneys' fees of each party between the parties as they see fit.

      Judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      Notwithstanding the parties' agreement to mediate or arbitrate their disputes as provided herein, any party may seek emergency relief in a court of law without waiving the right to arbitrate.

      The arbitrators shall make their award in accordance with applicable law and based on the evidence presented by the parties, and at the request of either party at the start of the arbitration, shall include in their award findings of fact and conclusions of law supporting the award.

      Nothing contained herein is intended to, nor shall, limit Landlord's right to pursue any action in unlawful detainer in the case of an Event of Default by Tenant in the payment of Base Rent or Percentage Rent.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                        LANDLORD

                                        NEW YORK - NEW YORK HOTEL, LLC
                                        a Nevada limited liability company


                                        By: /s/ William Sherlock
                                            -------------------------------

                                        Title: President and CEO
                                               ----------------------------

                                        TENANT

                                        LAS VEGAS AMERICA CORP.
                                        a Nevada corporation


                                        By: /s/ Michael Weinstein
                                            -------------------------------

                                        Title: President
                                               ----------------------------

                                   EXHIBIT "A"

                                    PREMISES




                               [SCHEMATIC DRAWING]

                                   EXHIBIT "B"

                                   WORK LETTER
                                       FOR
                                  AMERICA CAFE


I. LANDLORD'S WORK - The following work is to be performed by Landlord and Tenant where indicated:

        A.     COMMON AREA

               1.     Utilities:

                      a. Sanitary Sewer and Grease Waste Piping - The Landlord will pay for the cost of below-slab piping, stub ups, floor drains and floor sinks in the Employee Cafeteria and for a proportionate one-third cost in the Prep Kitchen area. The Landlord will install sanitary sewer and grease waste stubs to all other Tenant kitchen locations. The Tenant will provide distribution piping, floor drains and floor sinks in all other locations. Invert and line size will be specified by JBA. Tenant is responsible for payment of the sewer hookup charges, as well as any similar fees and charges levied on the Hotel for Tenant usage.

                      b. Grease Interceptors - The Landlord will provide at its expense one or more grease interceptors that will be shared by all grease producers. The cost of maintaining the interceptor will be shared by all grease producers. The cost sharing formula should be based on grease production as determined by an impartial engineer. The Tenant will maintain grease lines that are used exclusively by the Tenant. The Landlord will maintain all shared grease piping.

                      c. Domestic Water - The Landlord will stub into each demised area cold water and 140 degrees softened hot water. The Tenant will use the 120 degrees hard hot water where it is practical for the Landlord to provide it and for Tenant to use it. The size of the supply taps will be specified by the Landlord's engineer.

                      d. Rendering Management - The Landlord will provide space for the Tenants rendering storage bins in the loading dock area. The Tenant will maintain the area. If the rendering bin area is shared with other

                             Tenants, the Landlord will require all Tenants to contribute a fair share to the maintenance of this area.

                      e. Electrical Service - The Landlord will provide conduit, conductors, and back boxes for all Tenant circuit panels. Where a direct feed from the Landlord's switchgear to the Tenant's equipment is needed, the Landlord will provide conduit and conductors to the equipment disconnect. Conductor size panels, and voltages will be specified by the Tenant's engineer. Final connection to Landlord's switchgear will be done by the Landlord at the Landlord's expense.

                      f. Gas - Landlord will provide, install and maintain a main gas feed that is sufficient to operate Tenant's equipment and business at a point within the Premises to be determined by Tenant and Landlord.

                      g. Sprinkler System - Landlord will install an automatic fire sprinkler system to the Premises in compliance with the requirements of local and state agencies. Such sprinkler system will be based on a specific grid and spacing plan for Tenant, provided that Tenant delivers such plan to Landlord's sprinkler contractor prior to the installation of a standard grid and spacing. The cost to Tenant of modifying the sprinkler system will be the cost of relocation re-sizing or adding sprinkler mains or heads to the specific grid and spacing for Tenant's business. Modification of the sprinkler system within the Premises will be subject to the review and approval of the Landlord and its design professionals and performed by Landlord's contractor at Tenant's expense. Modifications required by Tenant outside its Premises and related to modifications of the existing system will be done by Landlord at Tenant's expense. In conjunction with the sprinkler system, Tenant will install, at Tenant's expense, one smoke detector in the Premises at a point to be determined by Landlord. Where required by local code, Tenant shall also install at Tenant's expense, life safety equipment such as audiovisual horn devises or additional smoke detector devices. Landlord confirms fire hose cabinets are not required within any Tenant spaces.

                      h. HVAC System - The Landlord is responsible for the installation and maintenance of all HVAC equipment and all main distribution ductwork to the demised premise. The Tenant is responsible for connecting to the taps provided, all VAV boxes and low velocity distribution ductwork within the demised premise. The Tenant will provide all local controls and interface with the Landlord's EMS system as needed. The Tenant will return air to the return taps provided within the demised premise or to the common plenum above the demised premise. The Tenant will provide transfer grills and fans as required within the demised premise as needed to insure proper air balance.

                      i. Smoke Evacuation - Landlord will provide, install and maintain a smoke evacuation system for the premises. The Tenant understands that to the extent that the smoke evacuations system and the Tenant's kitchen exhaust system share the same control sequence the Landlord will use the Tenant's kitchen exhaust for smoke evacuation. The Landlord will pay for any control wiring or relays that may be needed to interlock these two systems.

                      j. Kitchen Exhaust System - The Landlord will install all exhaust ductwork from the collars on the Tenant's hoods to the roof, including all fireproofing, clean-outs, roof curbs, and pitch pockets. The Tenant will maintain all exhaust ductwork in accordance with all codes and accepted practice. The Tenant will supply and install all hoods, exhaust fans, and related wiring. The Landlord will provide all hard wire and low voltage control interlocks between the Tenant's exhaust system and the Landlord's make-up air system, smoke evacuation system, fire control system, and energy management system.

                      k. Fire Dampers - Landlord shall provide and install fire dampers, in accordance with all codes. Landlord shall also provide and install fire dampers where the Landlord's ductwork passes through service corridor or other fire separations. Tenant shall provide all fire dampers required for Tenant's toilet and dishwasher exhaust floor penetrations, if any are required.

                      l. Supplemental Make-up Air - The Landlord will supply and install the supplemental make-up air system. Tenant will maintain all supplemental make-up air fans dedicated solely to Tenant spaces.

                      m. Chilled Water for Refrigeration - The Landlord agrees to stub chilled water into each demised premise. Identification of equipment to use water-cooled and air-cooled compressors will be the joint effort of Landlord and Tenant.

        B.     BUILDINGS

               1.     Structure

                      a. Demising Partitions - The Landlord will construct all demising partitions. All the finishes on the common area side will be provided by the Landlord and all of the finishes on the Tenant side will be provided by the Tenant.

                      b. Landlord shall pour the floor slab designed for a live load of not less than 120 lbs. PSF for the Premises.

II. TENANT'S WORK - The following work required to complete and place the Premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense. Tenant's Work includes, but is not limited to the following:

        A.     GENERAL PROVISIONS

               All work done by Tenant shall be governed in all respects by, and be subject to the following:

               1. Tenant shall deliver to Landlord within ten (10) days after the execution of this Lease and prior to the commencement of any of the Tenant Work, an irrevocable Letter of Credit in the amount of One Million Dollars ($1,000,000) or the cost of the build out whichever is less, issued by a surety company licensed to do business in the State of Nevada and acceptable to Landlord, naming Landlord as obligee, and guaranteeing completion of Tenant's Work in accordance with the Lease, free and clear of all mechanics' or other liens or security interests. The form of such completion bond shall be subject to the review and approval of Landlord, which approval may be withheld by Landlord in its reasonable discretion. Tenant's Work shall at all times be conducted consistent with the labor agreement for the Hotel, if any.

               2. All Tenant's Work shall conform to applicable statutes, ordinances, regulations and codes and the requirements of all rating bureaus and which by this reference is incorporated into and made a part of this Lease. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling, and telephone work, all as may be required by any agency or utility company.

               3. Except for minor and routine matters, no approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

               4. Prior to commencement of Tenant's Work and until completion thereof, or Tenant obtaining a Certificate of Occupancy or Temporary Certificate, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder's Risk Insurance covering Landlord, Tenant, Tenant's contractors and Tenant's subcontractors, as their interests may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Center all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Premises, except to the extent caused by Landlord or Landlord's agents or contractor, for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure to Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

                      a. Workmen's Compensation and Occupational Disease Insurance in accordance with the laws of the State of Nevada.

                      b. Comprehensive General Liability Insurance, including independent contractors, contractual and completed operations, including death resulting therefrom, and personal injury in the limits of $10,000,000 for the general contractor, $6,000,000 for the mechanical, electrical and plumbing contractors, and $1,000,000 for all other subcontractors, for any one occurrence and property damage in the limits of $10,000,000 for any one occurrence or a combined single limit policy of $10,000,000 per occurrence.

                      c. Comprehensive Automobile Insurance, including "non-owned" automobiles, against bodily injury, including death resulting therefrom, in the limits of $1,000,000 for any one occurrence and $1,000,000 property damage or a combined single limit of $1,000,000.

               5. Tenant agrees that the contract of every contractor, subcontractor, material supplier or entity performing labor upon, or furnishing materials or equipment to the Premises in connection with Tenant's Work shall contain the following provision:

                             "Contractor acknowledges that this provision is required under Tenant's lease (hereinafter the "LEASE") of the Premises to be improved under this Contract (the "LEASED PREMISES") from New York-New York Hotel, LLC ("LANDLORD"). In consideration of Tenant's engagement of Contractor to perform the work hereunder, and as an inducement to Tenant to enter into this Contract with Contractor, Contractor acknowledges, covenants and agrees that any mechanics' lien which it may hereafter file, claim, hold or assert with respect to the work hereunder (i) shall attach only to Tenant's interest in the Premises under the Lease and (ii) shall be subject, subordinate and inferior to the lien of any mortgage(s) now or hereafter held upon and against the Landlord by any lender(s) now or hereafter providing funds for the financing for the Premises or the Hotel in which the Premises is located, notwithstanding that any such mortgage(s) may be recorded after the commencement of work hereunder and that Contractor's mechanics lien otherwise might be entitled to priority over any such mortgage(s).

               6. If Landlord in its sole and absolute discretion determines that the Hotel or the business conducted therein would otherwise be adversely affected, any or all construction work shall be done by recognized union labor.

        B.     FLOOR SLAB

               All Tenant's with rest room facilities or food preparation areas shall install a floor slab waterproofing membrane in the Premises at Tenant's expense. All floor penetrations must be sleeved and waterproofed, except slabs on grade.

        C.     STOREFRONT AND INTERIORS

               1. Storefronts shall be designed within parameters of the Landlord's schedule and constructed with the Landlord's written approval. All storefronts must have a New York City theme in keeping with the theme, quality and style of the Hotel and must be approved by the Landlord before construction commences.

               2. All materials employed in the construction of storefronts and interiors shall be as approved by Landlord and as defined by applicable building codes.

               3. Storefront and Interior color schemes must harmonize with the color scheme of the surrounding building/storefront types and must be approved by the Landlord.

               4. All swinging entrance doors must be recessed in such a manner that the door, when open, will not project beyond the lease line.

        D.     CEILING

               1. All ceilings and coves shall not exceed 14'0" above the finished floor (excluding mezzanines) unless otherwise approved by Landlord.

               2. Tenant's ceilings shall be acoustic tile, gypsum board and/or plaster, suspended by adequate suspension systems to conform to final requirements of governing authorities and Landlord.

               3. The space above the ceiling line, which is not occupied or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work. Under no circumstances will Tenant's Work be hung or suspended from non-structural construction. Any Tenant Work involving the hanging or suspension of construction shall be accomplished only by methods, in locations and by use of assemblies approved by Landlord and Landlord's engineer.

        E.     WALLS.

               All interior walls shall meet all applicable building codes. Tenant shall install insulation on the demising walls and interior walls as made necessary by building code, acoustics, or design. Tenant shall provide any necessary bracing or blocking.

        F.     INTERIOR PAINTING.

               All interior painting and decoration shall be Tenant Work.

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        G.     FLOOR COVERING.

               The Landlord and Tenant will jointly coordinate floor transitions at all entrances. The Tenant's floor finishes will be applied directly to the slab provided.

        H.     FURNITURE, FIXTURES AND SIGNS.

               The Tenant will provide identification signage only. All decor signage in the common area will be provided by the Landlord. All furnishings, trade fixtures, and related parts, including installation shall be Tenant Work.

        I.     SUBMITTALS.

               Preliminary Submittal by the Tenant shall include storefronts and interiors, plans, elevations, specifications, color and material boards, and a colored elevation of the storefront facade.

        J.     PLUMBING.

               All plumbing and plumbing fixtures are required by applicable codes, except utility service to the area, shall be Tenant Work.

        K.     TOILET ROOM FIXTURES.

               Furnishing and installation of wiring, lighting fixtures, mechanical toilet exhaust systems, towel cabinets, soap dishes, hand dryers, deodorizers, mirrors and other similar items in toilet rooms within the Premises or as additionally required by code shall be Tenant Work.

        L.     HEATING, VENTILATION AND AIR CONDITIONING.

               1. Tenant's exhaust systems shall provide the required exhaust air capacities and shall be independent of the central cooling system. Tenant's exhaust systems shall be inoperative during other than regular business hours. Makeup or replacement air shall be provided by Landlord.

               2. Tenant's HVAC systems shall be complete with air distributions systems, ventilating systems, control systems, insulation and all other components required to make a complete system. Tenant's HVAC system components shall be installed in locations as designated by the Landlord.

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               3.     The Tenant will install and maintain toilet exhaust fans
                      and ductwork for all Tenant installed bathrooms. The Tenant's ductwork will terminate at a curb or sleeve provided by the Tenant and installed by the Landlord. The Landlord will provide a vertical chase and floor penetration as needed en route between the Tenant's bathroom and the roof or wall penetration. The Landlord will locate the penetration as close as possible to the Tenant's bathroom. In the event that a roof mounted fan is used the Landlord will also provide a pitch pocket. The Tenant will provide design information prior to the roof pour.

               4. In the basement and in the first floor spaces that fall below the high rise structure, the Tenant will connect all vents to the closest inverted T-Y if this has been provided. In the food court, the Tenant will pipe all vents into the roof sleeves provided by the Landlord above each demised area.

               5. The Tenant will install and maintain dishwasher fans and ductwork for all Tenant installed kitchens. The Tenant's ductwork will terminate at a curb or sleeve provided by the Tenant and installed by the Landlord. The Landlord will provide a vertical chase and floor penetration as needed en route between the Tenant's kitchen and the roof or wall penetration. The Landlord will locate the penetration as close as possible to the Tenant's kitchen. In the event that a roof mounted fan is used the Landlord will also provide a pitch pocket. The Tenant will provide design information prior to the roof pour.

               6. Upon completion of all work, the Tenant will test and prepare an air balance report for all HVAC and exhaust equipment dedicated to the Tenant's demised premises. A copy of that report will be forwarded to the Landlord. If it is more practical to have one contractor balance the Tenant and Landlord equipment together, then the Tenant agrees to pay a fair share of that costs.

        M.     MECHANICAL EQUIPMENT.

               All mechanical equipment including dumb-waiters, elevators, escalators, freight elevators, conveyors, and their shafts and doors, located within the Premises, including electrical work for these items. Locations, size and design of roof vents, HVAC equipment, units, hoods and caps shall be approved by Landlord. Landlord reserves the right of disapproval of any equipment to be placed on the roof, provided Landlord makes a suitable substitute location available. Tenant shall install equipment at locations where structural reinforcements are provided. The roof load is to be determined by Landlord's structural engineer's load requirements. Landlord approved changes in the structure as necessary to accommodate Tenant's equipment shall be made by Landlord at Tenant's expense.

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               Cuts, curbs and openings including any structural support and steel, shall be provided and performed by a contractor designated by Landlord at Landlord's expense. In addition, all cant strips, base furnishings and other work necessary to complete the permanent weather proofing of Landlord's roof as a result of roof cuts or openings required by Tenant shall be performed by a contractor designed by Landlord at Landlord's expense.

        N.     ELECTRICAL.

               1. All interior distribution panels, lighting panels, power panels, conduits, outlet boxes, switches, outlets and wires within the Premises shall be Tenant Work. Tenant shall provide electric conduit and boxes in the concrete floor slab, ceiling and walls, including all electrical service panels, pull boxes and equipment. Landlord will provide all work outlined in Section I.1.e of this Work Letter.

               2. All electrical fixtures, including lighting fixtures and equipment, and installation thereof shall be Tenant Work. Lighting systems (except security and emergency lighting) must be controlled by lighting contractors.

               3. All conduit for necessary for telephone wires within the Premises shall be Tenant Work.

               4. Wiring connections to Tenant's equipment within the Premises shall be Tenant Work.

        O.     POINT OF SALES SYSTEMS.

               1. The Tenant will install a POS system that is fully compatible with the Landlord's system. The Landlord will supply the Tenant with compatibility criteria and make the criteria part of this Work Letter. The Landlord will stub a POS conduit into each demised premise.

        P.     TEMPORARY SERVICES.

               Any temporary services required by Tenant during its construction period, including heat, water or electrical service shall be secured from Landlord or Landlord's contractor, as the case may be, at Tenant's sole cost and expense.

        Q.     SUBSEQUENT REPAIRS AND ALTERATIONS.

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               Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements.

        R.     DOORS AND EXITING REQUIREMENTS.

               1.     Tenant will be responsible for adherence to exiting codes.

               2. Tenant will maintain a clear exiting path through the stockroom to Tenant's rear door for those Premises that contain a rear door.

        S.     CONSTRUCTION ACTIVITIES.

               1. If the Tenant requires any roof penetrations in addition to those already provided for in this lease then the Landlord will provide such penetrations at the Tenant's expense.

               2. Any additional structural support necessitated by Tenant's mezzanines and/or equipment, fixtures or inventory shall be provided by Tenant at Tenant's expense and approved by Landlord.

               3. If Tenant will not open by the date the Hotel opens for business and such date is after the Commencement Date, Tenant shall be responsible for the installation and expense of the temporary storefront or barricade shielding the interior of the Premises from the Hotel as well as for the removal and cost thereof after opening for business. If Tenant is under construction prior to the date of Hotel is open for business, such temporary storefront shall be installed at least three (3) days prior to such opening date.

               4. All construction activities on site must be coordinated directly with Mr. Randy Keiper, Superintendent for Marnell Corrao Associates (MCA). General site rules to be observed are:

                      a. Normal construction work hours are 6:00 A.M to 2:30 P.M.

                      b. All construction workers on site must belong to trade unions. Those from outside the Las Vegas area must check in with the local unions to comply with their regulations. All employees on site must receive a badge from MCA to enter the site.

                      c. Tenant contractors must schedule all deliveries with Randy Kuiper, Marnell Corrao's Project Superintendent. Tenant contractors must provide their own forklifts and cranes for offloading.

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                      d.     Tenant contractors may use MCA man hoists free of
                             charge during normal working hours.

                      e. Tenant contractors may schedule the use of the material hoist after normal working hours. Extra cost of operators and mechanics will be shared by all users.

                      f.     All employee parking must be off site.

                      g. No space is available for offices for Tenant contractors on site, except within their own spaces. Landlord will make conduit available to Tenant as soon as it is installed in the permanent structure.

                      h. Temporary power and water is available to Tenant spaces. Tenant electrical subcontractor may have to pull wire to Tenant space.

                      i. Cutting of holes through existing walls or slabs for equipment access requires Landlord's written approval beforehand. Structural members must be analyzed by structural engineer at Tenant's expense.

                      j. A common trash container will be located on site to be used by all Tenant contractors. Tenants will share the cost of trash removal based on a fair square footage formula.

                      k. Tenants will provide their own portable toilets on site. Contacts should be made with "Mr. Potty" to simplify maintenance and reduce costs.

                      l. All construction work performed within the Tenant's demised premise, after it has been turned over to the Tenant, must be coordinated with Terry Higgins or his designated agent. Whenever possible, Landlord or its Agent, will provide prior notification to the Tenant or its Agent. Whenever possible, both parties must schedule the work to take place at a time that is mutually agreeable.

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                       FIRST AMENDMENT TO LEASE AGREEMENT
                              "AMERICA RESTAURANT"

     This First Amendment to Lease Agreement ("FIRST AMENDMENT") is made and entered into as of the 6th day of November, 1996, by and between NEW YORK-NEW YORK HOTEL, LLC, a Nevada limited liability company ("LANDLORD"), and LAS VEGAS AMERICA CORP., a Nevada corporation ("TENANT").

                                    RECITALS

       A. Landlord and Tenant have entered into a certain Lease Agreement, dated as of the 17th day of May, 1996, (the "LEASE") for the operation of a twenty-four (24) hour full service "America" restaurant in Landlord's New York-New York Hotel, all as more particularly described therein. All terms defined in the Lease shall have the same meanings when used in this First Amendment, unless a different meaning is clearly expressed herein.

       B. The parties hereto desire to amend the Lease to reflect the agreement of Landlord and Tenant that Tenant will provide room service and poolside food service to guests of the Hotel and will operate and provide food and beverage service to Landlord's Employee Dining Room in the Hotel.

                                    ARTICLE I
                                  ROOM SERVICE

        1.1 GENERAL ROOM SERVICE OBLIGATION. Tenant shall provide, on an exclusive basis, food and beverage room service to guests of the Hotel, twenty-four (24) hours per day, seven days per week, every day of the year. Tenant shall maintain such equipment and staffing as may be required to respond promptly to room service orders, and Tenant shall require its staff to maintain an appearance and a level of courteous service to guests of the Hotel which are both consistent with the standards of the Hotel. Landlord and Tenant agree to cooperate with one another to develop standards and minimum requirements for Tenant's room service operations.

        1.2 MENU AND PRICING. The initial room service menu, including pricing (the "ROOM SERVICE MENU"), shall be provided to Landlord for Landlord's review and written approval not later than November 30, 1996. Any proposed modifications to the Room Service Menu shall also be subject to Landlord's review and written approval, which approval shall not be unreasonably withheld. Tenant shall replace all room service menus as required to reflect any approved modifications to such menus, or, at Landlord's option, Landlord shall replace such menus and Tenant shall reimburse Landlord for the cost of such replacement. Except for Tenant's initial pricing, Landlord agrees that prices which do not exceed four (4) times Tenant's actual costs shall not require further approval. The parties acknowledge that the quality and pricing of room service





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items are important to the reputation of the Hotel and to the overall level of service which the Hotel provides to its guests. Accordingly, subject to the terms of this Section 1.2 Landlord may approve or reject any proposed Room Service Menu in Landlord's reasonable discretion.

        1.3 GROSS SALES FROM ROOM SERVICE. Gross Sales, as defined in Section
4.4 of the Lease, shall include the selling price received by Tenant for all room service items.

        1.4 SERVICE CHARGE. Tenant shall be entitled to bill and collect from Hotel guests a service charge (the "SERVICE CHARGE") of Two Dollars ($2.00) for each "room order," and such Service Charge shall not be included in Tenant's Gross Sales. For purposes of this Section 1.4, a "ROOM ORDER" shall mean a delivery to a room in response to a room service order, without regard to the number of items or meals ordered and delivered and without regard to the number of guests served. The parties intend that the Service Charge shall remain reasonably comparable to similar charges for room service at similar resort properties on the Las Vegas strip. Tenant's Service Charge may therefor be adjusted from time to time by agreement of Landlord and Tenant as room service charges at similar resort properties are adjusted.

                                   ARTICLE II
                                 EMPLOYEE DINING

        2.1 GENERAL EMPLOYEE DINING OBLIGATION. Tenant shall operate and provide food and beverage service to Landlord's employee dining room (the "EMPLOYEE DINING ROOM"), twenty-four (24) hours per day, seven days per week, every day of the year. No additional rent shall be charged to Tenant for the Employee Dining Room premises. Revenues derived by Tenant from the operation of the Employee Dining Room shall not be included in Tenant's Gross Sales, and Tenant shall not pay Percentage Rent with respect to such revenues.

        2.2 BUILD-OUT. The Employee Dining Room will be built-out and furnished by Landlord at Landlord's cost and expense. Landlord shall reimburse Tenant for the reasonable cost of all food service fixtures and serving line equipment and cleaning supplies (but not tableware) used by Tenant exclusively in the Employee Dining Room ("LANDLORD REIMBURSABLES"), provided that all such fixtures and equipment and the pricing thereof have been approved by Landlord in advance, which approval shall not be unreasonably withheld, and that Tenant's request for reimbursement for any Landlord Reimbursables is supported by paid invoices, canceled checks or such other evidence of cost and payment as may be reasonably requested by Landlord. All items which are necessary for the operation of the Employee Dining Room and which are not Landlord Reimbursables, as defined above, shall be the responsibility of Tenant.

        2.3 CLEANING AND MAINTENANCE. Tenant shall be responsible for the routine cleaning and maintenance of the (i) food preparation and serving areas of the Employee Dining Room; and (ii) all items used in the Employee Dining Room. Tenant shall replace or repair any such items which are lost or damaged; provided that, with respect to Landlord Reimbursables, Tenant shall only be


                                       2



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obligated to repair or replace items which are lost or damaged as a result of negligence or misuse by Tenant or its employees. Landlord shall repair and/or replace all other lost or damaged Landlord Reimbursables, and Landlord shall be responsible for the routine cleaning and maintenance of the dining area of the Employee Dining Room.

        2.4 MENU AND PRICING. The quality and selection of food and beverages supplied to the Employee Dining Room shall be subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be at least comparable to other food and beverage service to employee dining facilities in similar resort properties on the Las Vegas Strip. Each meal shall include a main course with vegetable or salad, dessert and beverage, and the parties anticipate that the initial price per meal will be Four Dollars ($4.00). Such price per meal may be adjusted from time to time to reflect changes in Tenant's costs so long as such adjustments are approved, in advance, by Landlord, which approval shall not be unreasonably withheld. If Landlord requires that any of its employees be provided beverages without charge to the employee, Landlord shall be billed and shall reimburse Tenant directly for the cost of such beverages. If Landlord permits Tenant and/or other tenants to use such "free beverage" service, then the cost thereof shall be prorated among Landlord and such other users based upon the number of meals served in the Employee Dining Room to the employees of each such user.

        2.5 RESTRICTED ACCESS AND PRIVILEGES. Landlord intends to use an employee dining card which may be electronically scanned to verify the dining room privileges of the card holder and which may be used to bill Landlord for the cost of the meal given to such employee if and to the extent that Landlord provides meals to its employees at Landlord's cost. Tenant agrees to honor any such system, as well as any modification or substitution therefor adopted by Landlord, and to deny service to any employee who is unable to provide the required proof of dining privileges. In addition, prior to commencing any free beverage service pursuant to Section 2.4 above, Tenant shall provide to Landlord, for Landlord's review and approval, proposed procedures for controlling access to and monitoring the usage of any such free service.

        2.6 USE BY TENANT'S EMPLOYEES. Provided that such use does not interfere with dining room service to Landlord's employees, Tenant shall have the right to serve Tenant's employees, at Tenant's cost, in the Employee Dining Room.

                                   ARTICLE III
                                  POOL SERVICE

        3.1 GENERAL OBLIGATION. Tenant shall provide food service to the pool area of the Hotel (the "POOL AREA").

        3.2 MENU AND PRICING. The initial menu for food service to the Pool Area, including pricing (the "POOL SERVICE MENU"), shall be provided to Landlord for Landlord's


                                       3



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review and written approval. Any proposed modifications to the Pool Service Menu shall also be subject to Landlord's review and written approval, which approval shall not be unreasonably withheld. Tenant shall replace all menus as required to reflect any approved modifications to such menus, or, at Landlord's option, Landlord shall replace such menus and Tenant shall reimburse Landlord for the cost of such replacement. Except for Tenant's initial pricing, Landlord agrees that prices which do not exceed four (4) times Tenant's actual costs shall not require further approval. The parties acknowledge that the quality and pricing of food items are important to the reputation of the Hotel and to the overall level of service which the Hotel provides to its guests. Accordingly, subject to the terms of this Section 3.2, Landlord may approve or reject the quality, selection of food served in the Pool Area. Tenant shall not sell or otherwise offer beverages in the Pool Area.

        3.4 ADDITIONAL RENT. Gross Sales shall include the selling price received by Tenant for all items sold at or from the Pool Area ("POOL AREA GROSS SALES") and Tenant shall pay to Landlord, as Percentage Rent with respect to such sales, sixteen percent (16%) of Tenant's Pool Area Gross Sales. Such Percentage Rent shall be paid from the first dollar of Pool Area Gross Sales.

                                   ARTICLE IV
                                     DEFAULT

        Upon the occurrence of a default by Tenant in the performance of its obligations with respect to room service, employee dining or pool service, as described in Articles I, II and III above, provided that such default is not cured by Tenant within ten (10) days after written notice from Landlord, Landlord shall have the right, without limiting its other remedies, to terminate Tenant's rights under this First Amendment with respect the service (i.e., room service, employee dining or pool service) which is the subject of Tenant's default. Such default shall not, however, constitute an Event of Default pursuant to Article 25 of the Lease, nor give Landlord the right to terminate the Lease. Upon any termination of Tenant's rights pursuant to this Article IV by reason of a default by Tenant, Landlord shall have the right to have access to and the use of Tenant's kitchen facilities to the extent reasonably necessary for Landlord or Landlord's designee to provide room service, pool service and employee dining in keeping with the standards of the Hotel. No such use of Tenant's kitchen shall constitute a constructive eviction of Tenant nor entitle Tenant to any reduction in rent due under the Lease.

                                    ARTICLE V
                                  MISCELLANEOUS

    5.1 PROCEDURES AND REQUIREMENTS. Landlord may adopt reasonable procedures and requirements for the performance of the obligations of Tenant hereunder. Tenant shall abide by all such procedures and requirements, as they may be amended from time to time by Landlord. Landlord shall give Tenant notice of any procedures and requirements hereunder, as well as any modification of such procedures and requirements, at least ten (10) days prior to the effective date of the same.


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       5.2 CONFIRMATION OF LEASE. Except as specifically amended or modified herein, each and every term, covenant, and condition of the Lease as amended is hereby ratified and shall remain in full force and effect.

       5.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

        5.4 GOVERNING LAW. This instrument shall be interpreted and construed in accordance with the law of the State of Nevada.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                    LANDLORD:

                                    NEW YORK-NEW YORK HOTEL, LLC
                                    a Nevada limited liability company

                                     /s/ William J. Sherlock
                                     ---------------------------------------
                                         William J. Sherlock
                                         President and Chief Executive Officer

                                    TENANT:

                                    LAS VEGAS AMERICA CORP.
                                    a Nevada corporation

                                    By: /s/  Michael Weinstein
                                        ---------------------------------------
                                    Title: President

                                        5

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